     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 19, 1998

                                                 REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                       PIONEER-STANDARD ELECTRONICS, INC.

                        PIONEER-STANDARD FINANCIAL TRUST
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)

                             4800 EAST 131ST STREET
                             CLEVELAND, OHIO 44105
                               (440) 587 -- 3600
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                            ------------------------
                                JAMES L. BAYMAN
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                             4800 EAST 131ST STREET
                             CLEVELAND, OHIO 44105
                               (440) 587 -- 3600
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                            ------------------------
                                   COPIES TO:

                             Edward W. Moore, Esq.
                         Calfee, Halter & Griswold LLP
                        1400 McDonald Investment Center
                              800 Superior Avenue
                             Cleveland, Ohio 44114
                                 (216) 622-8200
                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective. If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box. [ ]

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

=================================================================================================================================
TITLE OF EACH CLASS OF SECURITIES      AMOUNT TO BE          PROPOSED MAXIMUM         PROPOSED MAXIMUM           AMOUNT OF
        TO BE REGISTERED                REGISTERED       AGGREGATE PRICE PER UNIT AGGREGATE OFFERING PRICE    REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------
Convertible Trust Preferred
  Securities of Pioneer-Standard
  Financial Trust................       2,875,000             $50.00(1)(2)          $143,750,000(1)(2)           $42,407.00
Convertible Subordinated
  Debentures of Pioneer-Standard
  Electronics, Inc...............    2,875,000(3)(4)          $50.00(1)(2)            $143,750,000(3)                --
Common Shares, without par value,
  of Pioneer-Standard
  Electronics, Inc.(5)...........       9,126,975                 --(4)                    --(4)                     --
Preferred Securities Guarantee of
  Pioneer-Standard Electronics,
  Inc.(6)........................           --                     --                       --                       --
Total............................           --                     --                  $143,750,000              $42,407.00
=================================================================================================================================


                                                        (continued on next page)
=================================================================================================================================

(Continued from previous page)

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457 under the Securities Act of 1933.

(2) Exclusive of accrued interest and distributions, if any.

(3) $148,200,000 in aggregate principal amount of 6 3/4% Convertible Subordinated Debentures, due March 31, 2028 (the "Debentures") issued by Pioneer-Standard Electronics, Inc., an Ohio corporation (the "Company"), were issued and sold to Pioneer-Standard Financial Trust, a Delaware statutory business trust (the "Issuer"), in connection with the issuance by the Issuer of 2,875,000 of its 6 3/4% Convertible Trust Preferred Securities (the "Preferred Securities"). Debentures may be distributed, under certain circumstances, to the holders of Preferred Securities for no additional consideration.

(4) The Preferred Securities may be exchanged for Debentures, which are convertible into common shares, without par value, of the Company (the "Common Shares"). Each Preferred Security is initially convertible into
    3.1746 Common Shares, subject to adjustment under certain circumstances. Common Shares issued upon conversion of the Preferred Securities will be issued without the payment of additional consideration. Pursuant to Rule 457(i), no separate fee is payable in respect of the Common Shares.

(5) Includes such additional Common Shares as may be issuable upon conversion as a result of the anti-dilution provisions of the Indenture (as defined herein).

(6) Includes the obligations of the Company under the Guarantee (as defined herein) and certain back-up undertakings under (i) the Indenture (as defined herein) pursuant to which the Debentures were issued, (ii) the Debentures and (iii) the Amended and Restated Trust Agreement of the Issuer, including the Company's obligations under such Indenture to pay costs, expenses, debts and liabilities of the Issuer (other than with respect to the Preferred Securities and the Common Securities of the Issuer), which in the aggregate provide a full and unconditional guarantee of the amounts due on the Preferred Securities. No separate consideration will be received for the Guarantee and such back-up undertakings. The Guarantee is not traded separately. Pursuant to Rule 457(n), no separate fee is payable in respect of the Guarantee.

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THE REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   SUBJECT TO COMPLETION, DATED JUNE 19, 1998

PROSPECTUS
---------------

                         2,875,000 PREFERRED SECURITIES

                        PIONEER-STANDARD FINANCIAL TRUST
                 6 3/4% CONVERTIBLE TRUST PREFERRED SECURITIES
              (LIQUIDATION PREFERENCE $50 PER PREFERRED SECURITY)
GUARANTEED TO THE EXTENT SET FORTH HEREIN BY, AND CONVERTIBLE INTO COMMON SHARES
                                      OF,

                                PIONEER-STANDARD
                       PIONEER-STANDARD ELECTRONICS, INC.
                      ------------------------------------

     This Prospectus relates to the resale of 6 3/4% Convertible Trust Preferred Securities (the "Preferred Securities") which represent undivided beneficial interests in the assets of Pioneer-Standard Financial Trust, a statutory business trust created under the laws of the State of Delaware (the "Issuer") and the common shares, without par value (the "Common Shares"), of Pioneer-Standard Electronics, Inc., an Ohio corporation (the "Company"), issuable upon conversion of the Preferred Securities. 2,500,000 of the Preferred Securities were issued and sold on March 23, 1998 (the "Original Offering Date") and 375,000 of the Preferred Securities were issued and sold on April 3, 1998 (the issuance and sale of the total of 2,875,000 of the Preferred Securities is referred to herein as the "Original Offering") to Lazard Freres & Co., LLC, Cleary Gull Reiland & McDevitt Inc. and McDonald & Company Securities, Inc. (the "Initial Purchasers") and were simultaneously sold by the Initial Purchasers in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), in the United States to persons reasonably believed by the Initial Purchasers to be qualified institutional buyers as defined in Rule 144A under the Securities Act. All of the undivided beneficial interests in the assets of the Issuer represented by common securities of the Issuer (the "Common Securities") are owned by the Company. The Issuer exists for the sole purpose of issuing the Preferred Securities and the Common Securities and investing the proceeds from the issuance thereof in 6 3/4% Convertible Subordinated Debentures, due March 31, 2028 (the "Debentures"), issued by the Company. The Preferred Securities have a preference over the Common Securities with respect to cash distributions and amounts payable on liquidation, redemption or otherwise under certain circumstances. See "Description of the Preferred Securities -- Subordination of Common Securities."

     The Preferred Securities and the Common Shares issuable upon conversion of the Preferred Securities (collectively the "Offered Securities") may be offered and sold from time to time by the holders named herein or by their transferees, pledgees, donees or their successors (collectively, the "Selling Holders") pursuant to this Prospectus. The Offered Securities may be sold by the Selling Holders from time to time directly to purchasers or through agents, underwriters or dealers. See "Selling Holders" and "Plan of Distribution." If required, the names of any such agents or underwriters involved in the sale of the Offered Securities and the applicable agent's commission, dealer's purchase price or underwriter's discount, if any, will be set forth in the accompanying supplement to this Prospectus (the "Prospectus Supplement"). The Selling Holders will receive all of the net proceeds from the sale of the Offered Securities and will pay all underwriting discounts, selling commissions and transfer taxes, if any, applicable to any such sale. The Company is responsible for the payment of all other expenses incident to the registration of the Offered Securities. The Selling Holders and any broker-dealers, agents or underwriters that participate in the distribution of the Offered Securities may be deemed to be "underwriters' within the meaning of the Securities Act, and any commission received by them and any profit on the resale of the Offered Securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. See "Plan of Distribution" for a description of certain indemnification arrangements.

     Holders of the Preferred Securities will be entitled to receive preferential cumulative cash distributions from the Issuer at an annual rate of 6 3/4% of the liquidation preference of $50 per Preferred Security accruing from the date of original issuance and payable, unless deferred, quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, commencing June 30, 1998 (the "Distributions"). The distribution rate and the distribution and other payment dates for the Preferred Securities will correspond to the interest rate and the interest and other payment dates for the Debentures, which are the sole assets of the Issuer. As a result, if principal or interest is not paid on the Debentures, no amounts will be paid with respect to the Preferred Securities.
                                                          (Cover page continues)
                      ------------------------------------
SEE "RISK FACTORS" BEGINNING ON PAGE 10 FOR A DISCUSSION OF CERTAIN FACTORS TO BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE OFFERED SECURITIES.
                      ------------------------------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
                      ------------------------------------

                  THE DATE OF THIS PROSPECTUS IS JUNE   , 1998

(Cover page continued)

     Each Preferred Security is convertible in the manner described herein at the option of the holder at any time into Common Shares at the rate of 3.1746 Common Shares for each Preferred Security (equivalent to a conversion price of $15.75 per Common Share), subject to adjustment in certain circumstances. See "Description of the Preferred Securities -- Conversion Rights" and "Description of Capital Stock." On June 18, 1998, the last reported sale price of the Common Shares, which is quoted under the symbol "PIOS" on the Nasdaq National Market, was $9.375 per share.

     The Company has the right to defer payment of interest on the Debentures at any time and from time to time for a period not exceeding 20 consecutive quarters with respect to each deferral period (each an "Extension Period"), provided that no Extension Period may extend beyond the stated maturity of the Debentures. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date (as defined herein), the Company may elect to begin a new Extension Period subject to the requirements described herein. If interest payments on the Debentures are so deferred, Distributions on the Preferred Securities will also be deferred and the Company will not be permitted, among other restrictions and subject to certain exceptions described herein, to declare or pay any cash distributions with respect to the Company's capital stock or debt securities that rank pari passu with or junior to the Debentures. See "Description of the Debentures -- Option to Extend Interest Payment Period."

     During an Extension Period, interest on the Debentures will continue to accrue (and the amount of Distributions to which holders of the Preferred Securities are entitled will accumulate at the stated rate per annum, compounded quarterly) and holders of Preferred Securities will be required to recognize interest income for United States Federal income tax purposes. See "Certain United States Federal Income Tax Consequences -- Interest Income and Original Issue Discount."

     Except as provided below, the Preferred Securities may not be redeemed by the Issuer prior to March 31, 2002. The Preferred Securities are subject to redemption, in whole or in part, on or after such date, at the redemption prices set forth herein, upon any redemption by the Company of Debentures. See "Description of the Preferred Securities -- Optional Redemption." In addition, the Preferred Securities are subject to mandatory redemption upon the repayment at maturity or as a result of acceleration of the Debentures. See "Description of the Preferred Securities -- Mandatory Redemption."

     Following the occurrence of a Special Event (as herein defined), the Preferred Securities are also subject to (i) exchange, in the manner described herein, for Debentures (see "Description of the Preferred Securities -- Special Event Exchange or Redemption") and (ii) redemption, in whole or in part, on or after March 31, 2002 at 100% of the liquidation preference thereof, plus accumulated and unpaid Distributions thereon, if such Special Event constitutes a Tax Event (as defined herein). See "Description of Preferred
Securities -- Special Event Exchange or Redemption." At any time the Company has the right to dissolve the Issuer and, after satisfaction of the liabilities of creditors of the Issuer as provided by applicable law, cause the Debentures to be distributed to the holders of the Preferred Securities in liquidation of the Issuer. See "Description of the Preferred Securities -- Distribution of Debentures."

     The Company has, through the Guarantee, the Trust Agreement, the Debentures and the Indenture (each, as defined herein), taken together, fully, irrevocably and unconditionally guaranteed all of the Issuer's obligations under the Preferred Securities. See "Description of the Guarantee," "Pioneer Standard Financial Trust" and "Description of the Debentures," respectively. The Guarantee of the Company guarantees the payment of Distributions and payments on liquidation or redemption of the Preferred Securities, but only in each case to the extent of funds held by the Issuer, as described herein (the "Guarantee"). See "Description of the Guarantee." If the Company does not make interest payments on the Debentures held by the Issuer as a result of the Company's election to defer payment of interest during an Extension Period, or otherwise, the Issuer will have insufficient funds to pay Distributions on the Preferred Securities. The Guarantee does not cover payment of Distributions when the Issuer does not have sufficient funds to pay such Distributions. In such event, a holder of Preferred Securities may institute a legal proceeding directly against the Company to enforce the Company's obligation to make payment under the Debentures of such Distributions to such holder. The obligations of the Company under the Guarantee are subordinate and junior in right of payment to all other liabilities of the Company and will rank pari passu

(Cover page continued)

with the most senior preferred shares, if any, issued from time to time by the Company and any guarantee now or hereafter entered into by the Company in respect of any preferred or preference stock of any affiliate of the Company. See "Description of the Debentures -- Subordination."

     The Debentures are subordinate and junior in right of payment to all Senior Debt (as defined herein) of the Company. The terms of the Debentures place no limitation on the amount of Senior Debt that may be incurred by the Company or the amount of indebtedness that may be incurred by its subsidiaries. As of March 31, 1998, the Company had aggregate indebtedness of approximately $339 million, all of which comprised Senior Debt of the Company. The Company's obligations under the Debentures will also be effectively subordinated to all existing and future obligations of the Company's subsidiaries.

     In the event of the dissolution of the Issuer, after satisfaction of the creditors of the Issuer as provided by applicable law, the holders of the Preferred Securities will be entitled to receive a liquidation preference of $50 per Preferred Security plus accumulated and unpaid Distributions thereon to the date of payment, which may be in the form of a distribution of such amount in Debentures, subject to certain exceptions. See "Description of the Preferred Securities -- Liquidation Distribution upon Dissolution."

     Whenever the Company issues Common Shares upon conversion of the Debentures, the Company will, subject to certain conditions, issue, together with each Common Share, such number (which number may be a fraction) of Rights (as defined herein) as shall at that time be issuable with a Common Share pursuant to the Rights Agreement (as defined herein). See "Description of Capital Stock -- Other Matters; Rights Plan."

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, filed with the Securities and Exchange Commission (the "Commission") by the Company pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

     1. The Company's Annual Report on Form 10-K for the year ended March 31, 1998 as amended by the Company's Form 10K/A filed on June 19, 1998; and

     2. The Company's Current Reports on Form 8-K dated February 27, 1998, April 13, 1998 and June 19, 1998.

     All documents filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act after the date of this Prospectus shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated herein or therein by reference into such documents. Requests for such documents should be directed to the Vice President, Treasurer and Assistant Secretary, 4800 East 131st Street, Cleveland, Ohio 44105. Telephone requests for such copies should be directed to the Vice President, Treasurer and Assistant Secretary at (440) 587-3600.

                           FORWARD-LOOKING STATEMENTS

     THIS PROSPECTUS INCLUDES "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF
SECTION 27A OF THE SECURITIES ACT AND SECTION 21E OF THE EXCHANGE ACT. ALL STATEMENTS REGARDING THE COMPANY'S EXPECTED FINANCIAL POSITION, BUSINESS AND FINANCING PLANS ARE FORWARD-LOOKING STATEMENTS. ALTHOUGH THE COMPANY BELIEVES THAT THE EXPECTATIONS REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS ARE REASONABLE, IT CAN GIVE NO ASSURANCE THAT SUCH EXPECTATIONS WILL PROVE TO HAVE BEEN CORRECT. IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM SUCH EXPECTATIONS ("CAUTIONARY STATEMENTS") ARE DISCLOSED IN THIS PROSPECTUS, INCLUDING, WITHOUT LIMITATION, IN CONJUNCTION WITH THE FORWARD-LOOKING STATEMENTS INCLUDED IN THIS PROSPECTUS AND UNDER "RISK FACTORS." ALL SUBSEQUENT WRITTEN AND ORAL FORWARD-LOOKING STATEMENTS ATTRIBUTABLE TO THE COMPANY, ITS SUBSIDIARIES OR PERSONS ACTING ON THE COMPANY'S OR ITS SUBSIDIARIES' BEHALF ARE EXPRESSLY QUALIFIED IN THEIR ENTIRETY BY THE CAUTIONARY STATEMENTS.

                                  THE COMPANY

     Pioneer-Standard Electronics, Inc. (together with its subsidiaries, the "Company" or "Pioneer-Standard") is a leading distributor of a broad range of industrial and end-user electronic components and computer systems products supplied by more than 100 manufacturers to original equipment manufacturers ("OEMs"), value-added resellers, research laboratories, government agencies and other organizations, primarily in the United States and Canada. The Company distributes products to over 24,000 customers, including Abbott Laboratories, AlliedSignal, Hewlett-Packard, IBM, Intel, Northern Telecom and United Technologies. The Company also develops and offers innovative value-added services to enable its customers to reduce costs and deliver their products to market faster. For the twelve months ended March 31, 1998, the Company recorded net sales of approximately $1.7 billion.

     Pursuant to a January 15, 1998 Agreement and Plan of Merger (the "Merger Agreement") between the Company and Dickens Data Systems, Inc. ("Dickens Data"), the Company has acquired, on March 31, 1998, all the outstanding capital stock of Dickens Data, a leading reseller, distributor and systems integrator of products and services for mid-range computer systems based in Roswell, Georgia.

     The Company's products are classified into three broad categories: semiconductors, computer systems products, and interconnect, passive and electromechanical products. Semiconductors are the building blocks of computer chips and include microprocessors, memory devices, programmable logic devices, and analog and digital integrated circuits. Computer systems products include mid-range computer systems and high-end platforms, storage subsystems, software, servers, personal computers, display terminals and networking products. Interconnect, passive and electromechanical products are devices that move or use an electrical signal and include capacitors, connectors, resistors, potentiometers, switches and power conditioning equipment.

     The Company markets products supplied by many of the largest and best-known manufacturers in the industry. The Company's two largest suppliers are Digital Equipment and Intel. Other major suppliers include Actel, Analog Devices, BAAN, Bourns, Cisco Systems, Compaq, IBM, Kemet Electronics, Lucent Technologies, National Semiconductor, Oracle, Power-One, Siemens, SGS-Thomson, 3Com and Thomas & Betts. Through the acquisition of Dickens Data, IBM became one of the Company's largest suppliers.

     The Company has more than 1,200 sales personnel, sales support personnel and technical experts throughout North America who work closely together to provide customers with individualized services and solutions. The Company has approximately one field application engineer for every three salespersons, which the Company believes is one of the highest ratios of technical to sales personnel in the industry. The Company's 106,000 square foot Corporate Distribution Center near Cleveland, Ohio, is a state-of-the-art facility that serves as the hub of the distribution system. The Company provides its customers with same-day shipment of substantially all orders received by 5:00 p.m.

     Fiscal 1998 was the twelfth consecutive year of record sales and the 26th year in the 27 full fiscal years the Company has been public in which sales have increased. The Company's business strategy has resulted in average annual compound growth rates between fiscal years 1993 and 1998 of 31.4% and 14.1% for sales and earnings per share, respectively. The Company believes that its growth has benefited from substantial increases in sales in North America of industrial electronic components and the percentage of such products sold through distributors, as well as from an increase in the Company's share of the industrial electronics components distribution market.

     The Company employs a number of strategies to maintain and enhance its growth and profitability, including:

     - Expanded Market Coverage and Acquisitions. The Company plans to expand its extensive North American coverage primarily through internal growth, focusing on providing additional value-added services to its customers. The Company's strategy to gain entry into new markets includes pursuing acquisitions and, where appropriate, joint ventures, as well as acquiring majority and minority interests in other businesses. In recent years, the Company has utilized acquisitions as a means to achieve economies of scale and capitalize on consolidation opportunities. In furtherance of this strategy, pursuant to the Merger Agreement the Company has acquired, on March 31, 1998, all the outstanding capital stock of Dickens Data. In addition, in 1997, the

Company purchased a minority equity interest in World Peace Industries Co., Ltd. ("WPI") of Taiwan, a distributor of electronic components and computer products, and in April 1998, the Company purchased a minority equity interest in Eurodis Electron PLC ("Eurodis"), a pan-European distributor of electronic components. See "Recent Developments."

     - Enhanced Breadth of Product Lines. Over the years, the Company has established strong relationships with many leading electronic components suppliers. The Company continues to add new suppliers of state-of-the-art technologies, such as Cisco Systems, Compaq, IBM and Lucent Technologies, to further strengthen its core business of semiconductors, computer systems products and interconnect, passive and electromechanical products.

     - Innovation in Value-added Services. The Company is continuing to expand its value-added services to provide more complete solutions for customers who are increasingly seeking to outsource non-core functions. The Company develops and offers innovative value-added services to enable its customers to reduce costs and deliver their products to market faster. The Company believes it is well positioned to leverage its substantial purchasing and distribution strengths by providing value-added services emphasizing the Company's logistics, marketing and on-line information expertise. The Company utilizes its strong sales and technical organization, efficient and effective distribution system, including same-day shipment of substantially all orders, and attention to quality control to strengthen the effectiveness and marketability of its value-added services.

     - Continued Realization of Operating Efficiencies. The Company is focused on further improving operating efficiencies through continued cost reduction initiatives and economies of scale. In the twelve month periods ended March 31, 1998 and 1997, the Company's operating expenses as a percentage of sales improved to 13.4% from 13.6% for the twelve months ended March 31, 1996.

                              RECENT DEVELOPMENTS

DICKENS DATA SYSTEMS, INC.

     In 1995, the Company made a strategic decision to expand the number of brands of computer systems that it distributes. To accomplish this goal, the Company developed relationships with new suppliers, including IBM and Compaq. The Company has experienced significant growth in its distribution of IBM products.

     In furtherance of this goal, pursuant to the Merger Agreement the Company acquired, on March 31, 1998, all the outstanding capital stock of Dickens Data.

     Dickens Data is a leading reseller, distributor and systems integrator of products and services for mid-range computer systems. Over its 15-year history, Dickens Data has directly served various Fortune 1000 customers including IBM, Eastman Kodak, Coca Cola Company and Equifax. Dickens Data differentiates itself from other mid-range systems distributors by combining value-added services with its products. Dickens Data believes it has one of the largest networks of independent software vendors and value-added resellers nationwide within the mid-range computer systems market.

     Dickens Data is currently one of IBM's largest distributors of mid-range computer systems, and had total sales of approximately $346 million in calendar year 1997. IBM recognized Dickens Data with the 1997 Business Partner Leadership Award for Distributor of the Year. The Company believes the acquisition of Dickens Data will expand the Company's customer base as well as the Company's product offerings in the mid-range computer systems market. Through its distribution arrangements with Digital, Oracle, BAAN, Intel and Compaq, the Company believes that its ability to take advantage of growth opportunities in the mid-range computer systems market will be enhanced by the acquisition of Dickens Data.

WORLD PEACE INDUSTRIES CO., LTD.

     As part of the Company's strategy to gain entry into new markets, in December 1997 the Company purchased a minority equity interest in WPI of Taiwan. The Company believes that its investment in WPI will provide the Company with access to an extensive distribution network in the Asia-Pacific region. Headquartered in Taipei, WPI has offices in countries throughout the region, including Singapore, South Korea, Thailand, Malaysia, mainland China and Hong Kong.

EURODIS ELECTRON PLC

     In April 1998, the Company purchased a minority equity interest in Eurodis, a pan-European distributor of electronic components. This purchase furthers the Company's growth strategy by offering it access to what the Company believes is a very broad industrial electronics components market as well as one of the world's largest telecommunications markets. Headquartered near London, Eurodis employs 1,100 people in 13 countries and has operating centers in the United Kingdom, Austria, the Netherlands, Belgium, France, Germany, Italy, Switzerland and Eastern Europe.

                        PIONEER STANDARD FINANCIAL TRUST

     Pioneer Standard Financial Trust (the "Issuer" or the "Trust") is a statutory business trust created under Delaware law pursuant to (i) a trust agreement executed by the Company (as Depositor), the Delaware Trustee (as defined herein) and one of the Administrative Trustees (as defined herein) and
(ii) the filing of a certificate of trust with the Delaware Secretary of State on February 27, 1998. In connection with the Original Offering, the trust agreement was amended and restated in its entirety (as so amended and restated, the "Trust Agreement"). The Issuer exists for the sole purposes of (i) issuing and selling the Preferred Securities and Common Securities, (ii) using the proceeds from the sale of the Preferred Securities and Common Securities to acquire the Debentures issued by the Company, (iii) distributing the Issuer's income as provided in the Trust Agreement and (iv) engaging in only those other activities necessary (as described herein) or incidental thereto. Accordingly, the Debentures are the sole assets of the Issuer, and payments under the Debentures are the sole revenue of the Issuer. The Issuer has a term of approximately 30 years, but may dissolve earlier as provided in the Trust Agreement.

     All of the Common Securities are owned by the Company. The Common Securities rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities, except that upon the occurrence and continuance of a Declaration Event of Default (as defined herein) resulting from a Debenture Event of Default (as defined herein), the rights of the Company as holder of the Common Securities to payment in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Preferred Securities. See "Description of the Preferred Securities -- Subordination of Common Securities." The Company owns Common Securities in an aggregate liquidation amount equal to not less than 3% of the total capitalization of the Issuer.

     The Issuer's business and affairs are conducted by its trustees, which were appointed by the Company as holder of the Common Securities. Pursuant to the Trust Agreement, the number of trustees initially is five. Three of the trustees (the "Administrative Trustees") are persons who are employees or officers of, or affiliated with, the Company. A fourth trustee is a financial institution unaffiliated with the Company that serves as property trustee (the "Property Trustee") under the Trust Agreement. The Wilmington Trust Company ("Wilmington Trust") is acting as the Property Trustee until removed or replaced by the holder of the Common Securities. See "Description of the Preferred Securities." The fifth trustee is a financial institution or an affiliate thereof which maintains a principal place of business or residence in the State of Delaware (the "Delaware Trustee"). Wilmington Trust is acting as Delaware Trustee until removed or replaced by the holder of the Common Securities. The Administrative Trustees, the Property Trustee and the Delaware Trustee are referred to herein as the "Issuer Trustees." Wilmington Trust is also acting as the indenture trustee under the Guarantee (the "Guarantee Trustee") and as the indenture trustee under the Indenture relating to the Debentures. See "Description of the Guarantee" and "Description of the Debentures."

     The Property Trustee holds the title to the Debentures for the benefit of the Issuer and holders of the Preferred Securities and the Common Securities and has the power to exercise all of the rights, powers and privileges as the holder of the Debentures. In addition, the Property Trustee maintains exclusive control of a segregated non-interest bearing bank account (the "Property Account") to hold all payments made in respect of the Debentures for the benefit of the Issuer and holders of the Preferred Securities and the Common Securities. The Property Trustee will make payments of Distributions and payments on liquidation, redemption and otherwise to the holders of the Preferred Securities and the Common Securities out of funds from the Property Account. The Guarantee Trustee holds the Guarantee for the benefit of the holders of the Preferred Securities. The Company, as the holder of the Common Securities, will have the right to appoint, remove or replace any Issuer Trustee and to increase or decrease the number of Administrative Trustees. The duties and obligations of the Issuer Trustees are governed by the Trust Agreement. The rights of the holders of the Preferred Securities, including economic rights, right to information and voting rights, are as set forth in the Trust Agreement and the Delaware Business Trust Act, as amended (the "Trust Act").

     The Company will pay, directly or indirectly, all ongoing costs and expenses of the Issuer. See "Description of the Debentures -- Expenses of the Issuer." The principal offices of the Issuer are located at 4800 East 131st Street, Cleveland, Ohio 44105, and its telephone number is (440) 587-3600.

                                  RISK FACTORS

     This Prospectus contains forward-looking statements that involve risks and uncertainties. See "Forward-Looking Statements." Prospective investors should consider, in addition to the information set forth elsewhere in this Prospectus, the following matters in evaluating the Company and the Offered Securities.

RISK FACTORS RELATING TO THE COMPANY

  Competition

     The electronic components and computer products industry is highly competitive. The Company competes with many local, regional and national distributors for both supplier and customer relationships. The Company competes for customer relationships with semiconductor and computer systems product manufacturers, including some of its own suppliers. Although the Company is one of the leading distributors in the North American markets in terms of sales, certain of its competitors are larger, more established and have greater financial and other resources than the Company. Furthermore, decreased prices, as a result of increasing competition, may have a negative impact on gross margins. There can be no assurance that the Company will be able to compete successfully with existing or new competitors, and failure to do so would have a material adverse effect on the Company's results of operations.

  Dependence on the Computer Network and Platform Market

     Many of the products sold by the Company are used in the manufacture or configuration of mid-range computer systems and high-end platforms. These products are characterized by rapid technological change, short product life cycles and intense competition. The mid-range computer systems and high-end platforms industry has experienced significant unit volume growth in recent years that has, in turn, increased demand for many of the products distributed by the Company. Slowdown in the growth of this market could adversely affect the Company's ability to continue its recent revenue growth.

  Cyclical Nature of the Semiconductor Market

     Semiconductors have represented 36%, 41% and 38% of the Company's sales in fiscal years 1998, 1997 and 1996, respectively. The semiconductor market has historically been characterized by fluctuations in product supply and demand and, consequently, significant variations in price. While the Company's distribution arrangements are intended to protect the Company from price erosion, there can be no assurance that price erosion will not occur. In the event of an excess supply of semiconductors, the Company's gross margins may be adversely affected. In the event of a shortage of supply of semiconductors, the Company's results of operations will depend on the amount of product allocated to the Company by its suppliers and the timely receipt of such allocations. Moreover, technological changes that affect the demand for and prices of the products distributed by the Company may further affect the Company's gross margins.

  Inventory Obsolescence and Technology Change

     The markets for electronic components and computer products are characterized by rapidly changing technology and evolving industry standards, often resulting in product obsolescence or short product life cycles. Accordingly, the Company's success is dependent upon its ability to anticipate technological changes in the industry and to continually identify, obtain and successfully market new products that satisfy evolving industry and customer requirements. While the Company's distribution arrangements are intended to protect the Company from obsolescence, there can be no assurance that product obsolescence will not occur. Additional concentrations of capital in inventory increase the risk of loss from possible inventory obsolescence. There can be no assurance that competitors or manufacturers of electronic components and computer products will not market products which have perceived advantages over products distributed by the Company or which render the products currently sold by the Company obsolete or less marketable. There can be no assurance that the Company's existing customers or consumers will be willing, for financial or other reasons, to purchase the new equipment necessary to utilize these new technologies or that product obsolescence will not result in significantly increased inventories of unsold products.

  Dependence on Key Suppliers

     During fiscal year 1998, products purchased from the Company's five largest suppliers accounted for 68% of total sales, with Digital Equipment and Intel representing 29% and 18% of sales, respectively. In addition, adjusting for the acquisition of Dickens Data on a pro forma basis, IBM would have represented 21.5% of the Company's sales for the fiscal year ended March 31, 1998 and 98.6% of the sales of Dickens Data for the fiscal year ended December 31, 1997. Although the Company believes it has good relationships with its suppliers, there can be no assurance that these relationships will continue. The loss of any one of the top five suppliers and/or a combination of certain other suppliers could have a material adverse effect on the Company's business, financial condition and results of operations.

  Industry Concentration

     The electronic components and computer products distribution industry has become increasingly concentrated in recent years as a result of consolidations, acquisitions and strategic alliances. It is possible that new competitors or alliances among competitors could emerge and rapidly acquire significant market share. Such new competitors or alliances may have greater financial, technical, marketing and other resources than the Company and, therefore, may be able to negotiate more favorable relationships with the Company's existing and potential suppliers than the Company. Increased competition from these competitors could result in price reductions, reduced gross margins and loss of market share. Therefore, there can be no assurance that continued industry consolidation among the Company's competitors will not have a material adverse effect on the Company's business, results of operations and financial condition. In January 1998, Compaq and Digital Equipment, both of which are major suppliers to the Company, announced that they entered into a definitive merger agreement. At the current time, the Company is unable to predict the effect of this merger on the Company's operations.

  Impact of Acquisitions

     An important element of the Company's business strategy is to review acquisition prospects that would complement its existing business, augment its market coverage or provide expansion opportunities. To the extent that industry consolidation becomes more prevalent, future acquisitions by the Company could result in potentially dilutive issuances of equity securities, the incurrence of debt and contingent liabilities and amortization expenses related to goodwill and other intangible assets, any of which could materially adversely affect the Company's financial condition and results of operations and/or the price of Common Shares. Acquisitions entail inherent risks and uncertainties. There can be no assurance that the Company will be able to successfully integrate and manage the significantly larger operations resulting from new businesses recently acquired or to be acquired in the future, including Dickens Data, and the failure of the Company to do so could have a material adverse effect on the Company.

  Volatility in Asian Markets

     Although in 1998 the Company's sales to Asian markets constituted less than 0.5% of the Company's total sales, the recent instability in Asian financial markets could have a negative impact on the Company's business. Economic uncertainty may cause the Company's existing global customers to postpone purchases of electronic components and computer products intended for their Asian operations. Additionally, if the region's currencies remain weak, the Company's Asian competitors may be able to attract sales away from U.S. distributors due to their competitive pricing advantage. Either of these factors may reduce the Company's sales, which could have a material adverse effect on the Company's results of operations and financial condition.

  Covenant Restrictions

     In connection with the acquisition of Dickens Data, the Company entered a new credit facility with National City Bank, Cleveland, Ohio ("NCB") and other leading banks (the "Revolving Credit Facility"). The Revolving Credit Facility replenished the previous $165,000,000 credit facilities and provides that NCB will act as agent and, with the other lenders in the bank syndicate, provides the Company with loans of up to $260,000,000 on a revolving credit basis. Also, in August 1996, the Company issued $150 million principal amount of 8 1/2% Senior Notes due 2006 (the "Notes"). As of March 31, 1998, the Company was in compliance with the terms of the indenture agreement ("Indenture Agreement") under which the Notes were issued and the Revolving Credit Facility. See "Description of Certain Indebtedness." There can be no assurance that the Company will continue to be able to comply with the terms of its Revolving Credit Facility and the Indenture Agreement in the future.

  Shares Eligible for Future Sale

     The Company established the Benefits Trust, pursuant to which Wachovia Bank, N.A., as trustee, subscribed for 5,000,000 Common Shares of the Company to be paid for over the 15-year term of the Benefits Trust. As of March 31, 1998, the Benefits Trust had sold 220,000 Common Shares. The Company anticipates that the Benefits Trust will sell at least an additional 155,000 Common Shares by the end of fiscal 1999. Sales of substantial amounts of Common Shares by the Benefits Trust, or the perception that such sales may occur, may adversely affect the trading price of the Common Shares. See "Description of Capital
Stock -- Benefits Trust."

  Anti-Takeover Provisions and State Anti-Takeover Laws

     Certain provisions of the Company's Articles of Incorporation and Code of Regulations, as well as provisions of Ohio law may, together or separately, have the effect of discouraging potential acquisition proposals or delaying or preventing changes in control of the Company or the management of the Company. In addition, the Company has adopted a shareholders' rights plan that includes certain provisions which could have similar anti-takeover effects. See "Description of Capital Stock -- Other Matters."

RISK FACTORS RELATING TO THE OFFERED SECURITIES

  Ranking of Subordinated Obligations Under the Guarantee and the Debentures

     The obligations of the Company under the Guarantee issued by the Company for the benefit of the holders of Preferred Securities are unsecured and rank subordinate and junior in right of payment to all other liabilities of the Company and pari passu with the most senior preferred stock, if any, issued from time to time by the Company and any guarantee now or hereafter entered into by the Company in respect of any preferred or preference stock of any affiliate of the Company. The obligations of the Company under the Debentures are subordinate and junior in right of payment to all present and future Senior Debt of the Company. As of March 31, 1998, the Company had indebtedness of approximately $339 million, all of which comprised Senior Debt of the Company. The ability of the Issuer to pay amounts due on the Preferred Securities is solely dependent upon the Company making payments on the Debentures as and when required. None of the Indenture, the Guarantee nor the Trust Agreement places any limitation on the amount of secured or unsecured debt, including Senior Debt, that may be incurred by the Company and its subsidiaries. See "Description of the Guarantee -- Status of the Guarantee" and "Description of the Debentures -- Subordination."

  Option to Extend Interest Payment Period; Tax Consequences

     The Company has the right under the Indenture to defer the payment of interest on the Debentures at any time and from time to time for a period not exceeding 20 consecutive quarters with respect to each Extension Period, provided that no Extension Period may extend beyond the stated maturity of the Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may select a new Extension Period subject to the requirements described herein. As a consequence of any such deferral, quarterly Distributions on the Preferred Securities by the Issuer will be deferred (and the amount of Distributions to which holders of the Preferred Securities are entitled will accumulate additional Distributions) during any such Extension Period.

     Should an Extension Period occur, a holder of Preferred Securities will continue to accrue income (in the form of original issue discount ("OID")) in respect of its pro rata share of the deferred interest allocable to the Debentures held by the Issuer for United States Federal income tax purposes. As a result, a holder of Preferred Securities will include such income in gross income for United States Federal income tax purposes in advance of the receipt of cash, and will not receive the cash related to such income from the Issuer if the holder disposes of the Preferred Securities prior to the record date for the payment of Distributions. See "Certain United States Federal Income Tax Consequences -- Interest Income and Original Issue Discount." Moreover, if a holder of

Preferred Securities converts its Preferred Securities into Common Shares during an Extension Period, the holder will not receive any cash related to the deferred distribution. Additionally, during the pendency of any Extension Period, the Company will not be permitted, among other restrictions and subject to certain exceptions set forth herein, to declare or pay any cash distribution on any of its capital stock, including Common Shares or debt securities (including guarantees of indebtedness for money borrowed) that rank pari passu with or junior to the Debentures. See "Description of the Preferred
Securities -- Distributions."

     The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Debentures. However, should the Company elect to exercise such right in the future, the market price of the Preferred Securities is likely to be affected. A holder that disposes of its Preferred Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Preferred Securities. In addition, as a result of the existence of the Company's right to defer interest payments, the market price of the Preferred Securities (which represent preferred undivided beneficial interests in the Debentures) may be more volatile than the market prices of other securities on which original issue discount accrues that are not subject to such deferrals.

  Special Event Exchange or Redemption; Distribution of Debentures

     Upon certain circumstances following the occurrence and continuation of a Special Event, the Preferred Securities are also subject to (i) exchange in whole or, in the case of a Tax Event (as defined herein) that has occurred and is continuing, in whole or in part, in the manner described herein, for the Debentures or (ii) redemption, in whole or in part, on or after March 31, 2002, at the liquidation preference thereof plus accumulated and unpaid Distributions, in the case of a Tax Event. See "Description of the Preferred Securities -- Special Event Exchange or Redemption." In addition, at any time, the Company will have the right to dissolve the Issuer and, after satisfaction of the liabilities of creditors of the Issuer as provided by applicable law, cause the Debentures to be distributed to the holders of the Preferred Securities in liquidation of the Issuer. See "Description of the Preferred
Securities -- Distribution of Debentures."

     There can be no assurance as to the market prices for Preferred Securities or Debentures that may be distributed in exchange for Preferred Securities if a dissolution of the Issuer occurs or if the Preferred Securities are exchanged for Debentures in connection with a Special Event. Accordingly, the Preferred Securities that an investor may purchase, or the Debentures that a holder of Preferred Securities may receive on dissolution of the Issuer, may trade at a discount to the price that the investor paid to purchase the Offerred Securities. Because holders of Preferred Securities may receive Debentures on dissolution of the Issuer or if the Preferred Securities are exchanged for Debentures in connection with a Special Event, prospective purchasers of Preferred Securities are also making an investment decision with regard to the Debentures and should carefully review all the information regarding the Debentures contained herein. See "Description of the Preferred
Securities -- Special Event Exchange or Redemption" and "Description of the Debentures -- General."

  Rights Under the Guarantee

     The Guarantee guarantees to the holders of the Preferred Securities on a subordinated basis the following payments, to the extent not paid by the Issuer:
(i) any accumulated and unpaid Distributions required to be paid on the Preferred Securities, to the extent that the Issuer has funds on hand available therefor at such time, (ii) the redemption price with respect to any Preferred Securities called for redemption, to the extent that the Issuer has funds on hand available therefor at such time, and (iii) upon a voluntary or involuntary dissolution of the Issuer (unless the Debentures are distributed to holders of the Preferred Securities), the lesser of (a) the aggregate of the liquidation preference and all accumulated and unpaid Distributions to the date of payment to the extent that the Issuer has funds on hand available therefor at such time and (b) the amount of assets of the Issuer remaining available for distribution to holders of the Preferred Securities in dissolution of the Issuer.

     As part of the Guarantee, the Company agreed that it will honor all obligations provided therein relating to the conversion or exchange of the Preferred Securities into or for Common Shares or Debentures.

     The holders of not less than a majority in aggregate liquidation preference of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the

Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee under the Guarantee. If the Guarantee Trustee fails to enforce the Guarantee, any holder of Preferred Securities may institute a proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a proceeding against the Issuer, the Guarantee Trustee or any other person or entity. If the Company were to default on its obligation to pay amounts payable under the Debentures, the Issuer would lack funds for the payment of Distributions or amounts payable on redemption of the Preferred Securities or otherwise, and, in such event, holders of the Preferred Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, in the event a Debenture Event of Default shall have occurred and be continuing, a holder of Preferred Securities would be required to rely on the enforcement by the Property Trustee of its rights as registered holder of the Debentures against the Company pursuant to the terms of the Debentures. If, however, such event is attributable to the failure of the Company to pay interest on or principal of the Debentures on the payment date on which such payment is due and payable, then a holder of Preferred Securities may directly institute a proceeding against the Company for enforcement of payment to such holder of the interest on or principal of such Debentures having a principal amount equal to the aggregate liquidation preference of the Preferred Securities of such holder (a "Direct Action"). In connection with such Direct Action, the Company will be subrogated to the rights of such holder of Preferred Securities under the Trust Agreement to the extent of any payment made by the Company to such holder of Preferred Securities in such Direct Action. Except as set forth herein, holders of Preferred Securities are not able to exercise directly any other remedy available to the holders of Debentures or assert directly any other rights in respect of the Debentures. See "Description of the Preferred Securities -- Enforcement of Certain Rights by Holders of Preferred Securities," "Description of the Guarantee" and "Description of the Debentures -- Debenture Events of Default." The Trust Agreement provides that each holder of Preferred Securities by acceptance thereof agrees to the provisions of the Guarantee and the Indenture.

  Enforcement of Certain Rights by Holders of Preferred Securities

     If a Declaration Event of Default (as defined herein) occurs and is continuing, the holders of Preferred Securities would rely on the enforcement by the Property Trustee of its rights as the holder of the Debentures against the Company. In addition, the holders of a majority in aggregate liquidation preference of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee or to direct the exercise of any trust or power conferred upon the Property Trustee under the Trust Agreement, including the right to direct the Property Trustee to exercise the remedies available to it as a holder of the Debentures. If the Property Trustee fails to enforce its rights as holder of the Debentures after a request therefor by a holder of Preferred Securities, such holder may, to the fullest extent permitted by law, proceed to enforce such rights directly against the Company. Notwithstanding the following, if a Declaration Event of Default occurs that results from the failure of the Company to pay principal of or interest on the Debentures when due (or in the case of a redemption, on the redemption date), during the continuance of such an event of default a holder of Preferred Securities may institute a legal proceeding directly against the Company to obtain payment to such holder of such principal or interest on Debentures having a principal amount equal to the aggregate liquidation preference of the Preferred Securities owned of record by such holder. See "Description of the Preferred Securities -- Declaration Events of Default; Notice" and "Description of the Preferred Securities -- Voting Rights; Amendment of the Trust Agreement."

  Limited Voting Rights

     Holders of Preferred Securities generally have limited voting rights primarily in connection with directing the activities of the Property Trustee as the holder of the Debentures. Holders of Preferred Securities are not entitled to vote to appoint, remove or replace the Issuer Trustees (as defined herein), which voting rights are vested exclusively in the holder of the Common Securities. The Issuer Trustees and the Company may amend the Trust Agreement without the consent of holders of Preferred Securities to ensure that the Issuer will be classified for United States Federal income tax purposes as a grantor trust even if such action adversely affects the interests of such holders. See "Description of the Preferred Securities -- Voting Rights; Amendment of the Trust Agreement."

  Future Tax Legislation

     Prospective investors should be aware that future tax legislation could adversely affect the tax treatment of the Debentures and could result in the exchange of the Preferred Securities for Debentures or, in certain limited circumstances, the redemption of the Debentures by the Company and the distribution of the resulting cash in redemption of the Preferred Securities. See "Description of the Preferred Securities -- Special Event Exchange or Redemption."

  Potential Reduction of Payments to Non-United States Holders for United States Tax Withholding Requirements

     In the event that any United States taxes, duties or other governmental charges are required to be deducted or withheld from any payments by the Company to holders of Preferred Securities that are not United States persons, neither the Company nor the Issuer would be required to pay any additional amounts to such holders and, therefore, any such taxes, duties or charges would reduce the amounts received by such holders. See "Certain United States Federal Income Tax Consequences -- United States Alien Holders."

  Absence of Public Market for the Preferred Securities

     There can be no assurance that any market for the Preferred Securities will develop or, if one does develop, that it will be maintained. If an active market for the Preferred Securities fails to develop or be sustained, the trading price of the Preferred Securities could be adversely affected. The Preferred Securities could trade at prices that may be higher or lower than the price of any Preferred Securities purchased hereunder depending on many factors, including prevailing interest rates, the price of the Common Shares, the Company's operating results, any election by the Company to extend interest payment periods and the market for similar securities.

  Trading Price of Preferred Securities

     The Preferred Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Debentures. A holder disposing of Preferred Securities between record dates for payments of distributions thereon are required for United States Federal income tax purposes to include in gross income the OID on the Debentures through the date of disposition, and to add such amount to the adjusted basis on its pro rata share of the underlying Debentures deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis (so determined), a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States Federal income tax purposes. See "Certain United States Federal Income Tax Consequences -- Sales of Preferred Securities."

                                USE OF PROCEEDS

     The Selling Holders will receive all of the proceeds from any sale of the Offered Securities. Neither the Company nor the Issuer will receive any proceeds from the sale of the Offered Securities.

                              ACCOUNTING TREATMENT

     The financial statements of the Issuer are reflected in the Company's consolidated financial statements, with the $143,750,000 of Preferred Securities shown as Company-obligated mandatorily redeemable convertible preferred securities of a subsidiary trust holding solely 6 3/4% convertible subordinated debentures of the Company. The notes to the Company's consolidated financial statement reflect that the sole assets of the Issuer are approximately $148,200,000 principal amount of the Debentures.

                    DESCRIPTION OF THE PREFERRED SECURITIES

     This summary of certain provisions of the Preferred Securities and the Trust Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Trust Agreement (a copy of which is available for inspection at the corporate trust office of the Property Trustee in Wilmington, Delaware) and the Trust Act. The Preferred Securities were issued in the Original Offering pursuant to the terms of the Trust Agreement. Wherever particular defined terms of the Trust Agreement are referred to herein, such defined terms are incorporated herein by reference.

GENERAL

     Pursuant to the terms of the Trust Agreement, the Issuer issued the Preferred Securities and the Common Securities in the Original Offering in fully registered form without interest coupons. The Preferred Securities represent preferred, undivided beneficial interests in the assets of the Issuer, and the Common Securities represent common, undivided beneficial interests in the assets of the Issuer. All of the Common Securities are directly owned by the Company. The Preferred Securities rank pari passu, and payments are made thereon pro rata with the Common Securities except as described under "-- Subordination of Common Securities." Legal title to the Debentures is held by the Property Trustee in trust for the benefit of the holders of the Preferred Securities and Common Securities. The Trust Agreement does not permit the issuance by the Issuer of any securities other than the Preferred Securities and the Common Securities or the incurrence of any indebtedness by the Issuer. The payment of Distributions out of money held by the Issuer, and payments upon redemption of the Preferred Securities or dissolution of the Issuer, are guaranteed by the Company to the extent described under "Description of the Guarantee." The Guarantee is held by the Guarantee Trustee for the benefit of the holders of the Preferred Securities. The Guarantee does not cover payment of Distributions when the Issuer does not have sufficient available funds to pay such Distributions. The remedy of a holder of Preferred Securities in such an event is as described herein in "-- Enforcement of Certain Rights by Holders of Preferred Securities" and "-- Voting Rights; Amendment of the Trust Agreement."

DISTRIBUTIONS

     Distributions on each Preferred Security are payable at the annual rate of 6 3/4% of the liquidation preference of $50 per Preferred Security. Distributions accumulate from the date of original issuance and are payable, unless deferred, quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, commencing June 30, 1998 when, as and if available for payment by the Property Trustee, except as otherwise described below. The amount of Distributions payable for any period is computed on the basis of a 360-day year of twelve 30-day months. The June 30, 1998 Distribution will be $0.9254 per Preferred Security. In the event that any date on which Distributions are payable on the Preferred Securities is not a Business Day (as defined below), then payment of the Distributions payable on such date will be made on the next succeeding day that is a Business Day and without any additional Distributions or other payment in respect of any such delay (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). A "Business Day" shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in the City of New York are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the Property Trustee or the Debenture Trustee is closed for business.

     So long as no Debenture Event of Default has occurred and is continuing, the Company has the right under the Indenture to defer the payment of interest (including any Liquidated Damages) on the Debentures at any time and from time to time for a period not exceeding 20 consecutive quarters with respect to each deferral period (each an "Extension Period"), provided that no Extension Period may extend beyond the stated maturity of the Debentures. As a consequence of any such election, quarterly Distributions on the Preferred Securities will be deferred by the Issuer during any such Extension Period. Distributions to which holders of the Preferred Securities are entitled will accumulate additional Distributions thereon at the rate per annum set forth herein, compounded quarterly from the relevant payment date for such Distributions. The term "Distributions" as used herein shall include any such additional Distributions. During any such Extension Period, the Company may not, and may not cause any of its subsidiaries to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any shares of the Company's capital stock, or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees of indebtedness for money borrowed) of the Company that rank pari passu with or junior to the Debentures (other than (a) any dividend, redemption, liquidation, interest, principal or guarantee payment by the Company where the payment is made by way of securities (including capital stock) that rank pari passu with or junior to the securities on which such dividend, redemption, interest, principal or guarantee payment is being made,
(b) redemptions or purchases of any Rights (as defined in the Rights Agreement) pursuant to the Company's Rights Agreement (as defined herein), and the declaration of a dividend of such Rights or the issuance of Common Shares under such agreement in the future, (c) payments under the Guarantee and any similar guarantees issued by the Company on behalf of the holders of preferred securities issued by any trust or other issuer holding debentures of any series,
(d) purchases of Common Shares related to the issuance of Common Shares under the Benefits Trust (as defined herein) or any of the Company's benefit plans for its directors, officers or employees, (e) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one series or class of the Company's capital stock for another series or class of the Company's capital stock, and (f) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged). Prior to the termination of any such Extension Period, the Company may further extend the interest payment period, provided that no Extension Period may exceed 20 consecutive quarters or extend beyond the stated maturity of the Debentures. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date, the Company may elect to begin a new Extension Period. See "Description of the Debentures -- Option to Extend Interest Payment Period" and "Certain United States Federal Income Tax Consequences -- Interest Income and Original Issue Discount."

     The Company has no current intention to exercise its right to defer payments of interest by extending the interest payment period on the Debentures.

     Distributions with respect to the Preferred Securities must be paid on the dates payable to the extent that the Issuer has funds available for the payment of such Distributions in the Property Account. The funds of the Issuer available for distribution to holders of the Preferred Securities are limited to payments under the Debentures. See "Description of the Debentures." If the Company does not make interest payments on such Debentures, the Property Trustee will not have funds available to pay Distributions on the Preferred Securities. The payment of Distributions (if and to the extent the Issuer has funds available for the payment of such Distributions) is guaranteed by the Company on a limited basis as set forth herein under "Description of the Guarantee."

     Distributions on the Preferred Securities are payable to the holders thereof as they appear on the register of the Issuer on the relevant record dates, which shall be the fifteenth day (whether or not a Business Day) next preceding the relevant Distribution Date. As long as the Preferred Securities remain in book-entry form, subject to any applicable laws and regulations and the provisions of the Trust Agreement, each such payment will be made as described under "-- Form, Transfer, Exchange and Book-Entry Procedures."

CONVERSION RIGHTS

  General

     The Preferred Securities are convertible at any time through the close of business on the maturity date of the Debentures (or, in the case of Preferred Securities called for redemption, through the close of business on the Redemption Date), at the option of the holder thereof and in the manner described below, into Common Shares at an initial conversion rate of 3.1746 Common Shares for each Preferred Security (equivalent to a purchase price of $15.75 per Common Share), subject to adjustment as described under "-- Conversion Price Adjustments" below. Whenever the Company issues Common Shares upon conversion of Preferred Securities and the Company has in effect at such time a stock purchase rights agreement under which holders of Common Shares are issued rights entitling the holders under certain circumstances to purchase additional Common Shares or other capital stock of the Company, the Company will issue, together with each such Common Share, an appropriate number of rights. For a description of the Company's Rights Agreement, see "Description of Capital Stock -- Other Matters; Rights Plan."

     A holder of Preferred Securities wishing to exercise its conversion right shall surrender such Preferred Securities, together with an irrevocable conversion notice, to the Property Trustee, as conversion agent or to such other agent appointed for such purpose (the "Conversion Agent"), which shall, on behalf of such holder, exchange the Preferred Securities for a portion of the Debentures and immediately convert such Debentures into Common Shares. So long as a book-entry system for the Preferred Securities is in effect, however, the procedures for converting the Preferred Stock that are in the form of Global Certificates into Common Shares will be as described under "-- Form, Transfer, Exchange and Book-Entry Procedures." The Company's delivery upon conversion of the fixed number of Common Shares into which the Debentures are convertible (together with the cash payment, if any, in lieu of any fractional share) shall be deemed to satisfy the Company's obligation to pay the principal amount at maturity of the portion of the Debentures so converted and any unpaid interest accrued on such Debentures at the time of such conversion. For a discussion of the taxation of such an exchange to holders, see "Certain United States Federal Income Tax Consequences -- Conversion of Preferred Securities into Common Shares." Holders may obtain copies of the required form of the conversion notice from the Conversion Agent.

     Accumulated Distributions will not be paid on Preferred Securities that are converted, provided that holders of Preferred Securities at the close of business on a Distribution payment record date will be entitled to receive the Distribution payable on such Preferred Securities on the corresponding Distribution Date notwithstanding the conversion of such Preferred Securities on or subsequent to such Distribution record date but prior to such Distribution Date. Except as provided in the immediately preceding sentence, the Issuer will make no payment or allowance for accumulated and unpaid Distributions, whether or not in arrears, on converted Preferred Securities. The Company will make no payment or allowance for any accrued and unpaid dividends on Common Shares issued upon such conversion. Each conversion will be deemed to have been effected immediately prior to the close of business on the day on which proper notice was received by the Conversion Agent.

     Common Shares issued upon conversion of Preferred Securities will be validly issued, fully paid and non-assessable. No fractional Common Shares will be issued as a result of conversion, but in lieu thereof such fractional interest will be paid in cash.

  Conversion Price Adjustments

     General. The conversion price is subject to adjustment in certain events including, without duplication: (i) the payment of dividends (and other distributions) payable exclusively in Common Shares on Common Shares; (ii) the issuance to all holders of Common Shares of rights or warrants entitling holders of such rights or warrants (for a period not exceeding 45 days) to subscribe for or purchase Common Shares at less than the then Current Market Price (as defined below); (iii) subdivisions and combinations of Common Shares; (iv) the payment of dividends (and other distributions) to all holders of Common Shares consisting of evidences of indebtedness of the Company, capital stock, cash or assets (including securities, but excluding those rights or warrants referred to above in clause (ii), any dividends or distributions paid exclusively in cash and any dividend or distribution referred to above in clause (i)); (v) the payment of dividends (and other distributions) on Common

Shares paid exclusively in cash, excluding (A) cash dividends that do not exceed the per share amount of the immediately preceding regular cash dividend (as adjusted to reflect any of the events referred to in clauses (i) through (vi) of this sentence), and (B) cash dividends if the annualized per Common Share amount thereof does not exceed 12.5% of the Current Market Price per Common Share on the trading day immediately preceding the date of declaration of such dividend (such adjustment being limited to the amount in excess of 12.5% of such Current Market Price); and (vi) payment in respect of a tender or exchange offer (other than an odd-lot offer) by the Company or any subsidiary of the Company for Common Shares in excess of the Current Market Price of Common Shares on the trading day next succeeding the last date tenders or exchanges may be made pursuant to such tender or exchange offer.

     If the distribution date for the Rights of the Company provided in the Rights Agreement (see "Description of Capital Stock -- Other Matters; Rights Plan"), occurs prior to the date a Preferred Security is converted and holders of the Preferred Securities who convert such Preferred Securities after such distribution date are not entitled to receive the Rights that would otherwise be attached (but for the date of conversion) to Common Shares received upon such conversion, an adjustment of the conversion price shall be made under clause
(ii) of the preceding paragraph as if the Rights were being distributed to the common shareholders of the Company immediately prior to such conversion. If such an adjustment is made and the Rights are later redeemed, invalidated or terminated, then a corresponding reversing adjustment shall be made to the conversion price, on an equitable basis, to take account of such event.

     The Company from time to time may reduce the conversion price of the Debentures (and thus the conversion price of the Preferred Securities) by any amount selected by the Company for any period of at least 30 days, in which case the Company shall give at least 15 days' notice of such reduction to the Debenture Trustee (as defined herein) and the Property Trustee. The Company may, at its option, make such reductions in the conversion price, in addition to those set forth above, as the Board of Directors of the Company deems advisable to avoid or diminish any income tax to holders of Common Shares resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. See "Certain United States Federal Income Tax Consequences -- Adjustment of Conversion Price."

     There will be no adjustment of the conversion price in case of the issuance of any Common Shares (or securities convertible into or exchangeable for Common Shares), except as specifically described above. For example, no adjustment of the conversion price will be made upon the issuance of any Common Shares pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in Common Shares under any such plan, or the issuance of any Common Shares or options or rights to purchase such shares pursuant to any present or future employee benefit plan or program of the Company or pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security which does not constitute an issuance to all holders of Common Shares of rights or warrants entitling holders of such rights or warrants to subscribe for or purchase Common Shares at less than the Current Market Price. If any action would require adjustment of the conversion price pursuant to more than one of the anti-dilution provisions, only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value to holders of the Preferred Securities. No adjustment in the conversion price will be required unless such adjustment would require an increase or decrease of at least 1% of the conversion price, but any adjustment that would otherwise be required to be made shall be carried forward and taken into account in a subsequent adjustment.

     The term "Current Market Price" of Common Shares for any day means the last reported sale price, regular way, on such day, or, if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case as reported on Nasdaq, or, if Common Shares are not quoted or admitted to trading on Nasdaq on such day, on the principal national securities exchange on which Common Shares are listed or admitted to trading, if Common Shares are listed on a national securities exchange, or, if Common Shares are not listed or admitted to trading on any such national securities exchange, on the principal quotation system on which Common Shares may be listed or admitted to trading or quoted, or, if not listed or admitted to trading or quoted on any national securities exchange or quotation system, the average of the closing bid and asked prices of Common Shares in the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or, if not so available in such manner, as furnished by any New York Stock Exchange ("NYSE") member firm selected from time to time by the Board of Directors of the Company for that purpose or, if not so available in such manner, as otherwise determined in good faith by the Board of Directors of the Company.

     Merger, Consolidation or Sale of Assets of the Company. In the event that the Company is party to any transaction (including, without limitation, a merger other than a merger that does not result in a reclassification, conversion, exchange or cancellation of Common Shares), consolidation, sale of all or substantially all of the assets of the Company, recapitalization or reclassification of Common Shares (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination of Common Shares) or any compulsory share exchange (each of the foregoing being referred to as a "Transaction"), in each case, as a result of which Common Shares shall be converted into the right to receive, or shall be exchanged for, (i) in the case of any Transaction other than a Transaction involving a Common Stock Fundamental Change (as defined below) (and subject to funds being legally available for such purpose under applicable law at the time of such conversion), securities, cash or other property, each Preferred Security shall thereafter be convertible into the kind and, in the case of a Transaction which does not involve a Fundamental Change (as defined below), amount of securities, cash and other property receivable upon the consummation of such Transaction by a holder of that number of Common Shares into which a Preferred Security was convertible immediately prior to such Transaction, or (ii) in the case of a Transaction involving a Common Stock Fundamental Change or shares of common stock, each Preferred Security shall thereafter be convertible (in the manner described therein) into shares of common stock of the kind received by holders of Common Shares (but in each case after giving effect to any adjustment discussed below relating to a Fundamental Change if such Transaction constitutes a Fundamental Change). The holders of Preferred Securities have no voting rights with respect to any Transaction.

     If any Fundamental Change occurs, then the conversion price in effect will be adjusted immediately after such Fundamental Change as described below. In addition, in the event of a Common Stock Fundamental Change, each Preferred Security shall be convertible solely into shares of common stock of the kind received by holders of Common Shares as a result of such Common Stock Fundamental Change.

     The conversion price in the case of any Transaction involving a Fundamental Change will be adjusted immediately after such Fundamental Change:

          (i) in the case of a Non-Stock Fundamental Change (as defined below), the conversion price of the Preferred Securities will thereupon become the lower of (A) the conversion price in effect immediately prior to such Non-Stock Fundamental Change, but after giving effect to any other prior adjustments effected pursuant to the preceding paragraphs, and (B) the result obtained by multiplying the greater of the Applicable Price (as defined below) or the then applicable Reference Market Price (as defined below) by a fraction, the numerator of which is $50 and the denominator of which is (x) the amount of the redemption price for one Preferred Security if the redemption date were the date of such Non-Stock Fundamental Change (or, for the period commencing on the first date of original issuance of the Preferred Securities and through March 30, 1999, and the twelve-month periods commencing March 31, 1999, March 31, 2000 and March 31, 2001, the product of 106.750%, 106.075%, 105.400% and 104.725%, respectively, multiplied by $50) plus (y) any then-accumulated and unpaid Distributions on one Preferred Security; and

          (ii) in the case of a Common Stock Fundamental Change, the conversion price of the Preferred Securities in effect immediately prior to such Common Stock Fundamental Change, but after giving effect to any other prior adjustments effected pursuant to the preceding paragraphs, will thereupon be adjusted by multiplying such conversion price by a fraction of which the numerator will be the Purchaser Share Price (as defined below) and the denominator will be the Applicable Price; provided, however, that in the event of a Common Stock Fundamental Change in which (A) 100% of the value of the consideration received by a holder of Common Shares is common stock of the successor, acquiror, or other third party (and cash, if any, is paid only with respect to any fractional interests in such common stock resulting from such Common Stock Fundamental Change) and (B) all Common Shares will have been exchanged for, converted into, or acquired for common stock (and cash with respect to fractional interests) of the successor, acquiror, or other third party, the conversion price of the Preferred Securities in effect immediately prior to such Common

     Stock Fundamental Change will thereupon be adjusted by multiplying such conversion price by a fraction of which the numerator will be one and the denominator will be the number of shares of common stock of the successor, acquiror, or other third party received by a holder of one Common Share as a result of such Common Stock Fundamental Change.

     The foregoing conversion price adjustments are designed, in certain circumstances, to reduce the conversion price that would be applicable in "Fundamental Change" Transactions where all or substantially all Common Shares are converted into securities, cash, or property and with respect to a Non-Stock Fundamental Change, not more than 50% of the value received by the holders of Common Shares consists of common stock listed or admitted for listing subject to notice of issuance on a national securities exchange or quoted on Nasdaq. Such reduction would result in an increase in the amount of the securities, cash or property into which each Preferred Security is convertible over that which would have been obtained in the absence of such conversion price adjustments.

     In a Non-Stock Fundamental Change Transaction where the initial value received per Common Share (measured as described in the definition of Applicable Price below) is lower than the then applicable conversion price of a Preferred Security but greater than or equal to the Reference Market Price (as defined below), the conversion price will be adjusted as described above with the effect that each Preferred Security will be convertible into securities, cash or property of the same type received by the holders of Common Shares in the Transaction but in an amount per Preferred Security that would at the time of the Transaction have had a value equal to the then applicable redemption price per Preferred Security set forth below under "-- Optional Redemption."

     In a Non-Stock Fundamental Change Transaction where the initial value received per Common Share (measured as described in the definition of Applicable Price) is lower than both the conversion price of a Preferred Security in effect prior to any adjustment described above and the Reference Market Price, the conversion price will be adjusted as described above but calculated as though such initial value had been the Reference Market Price.

     In a Fundamental Change Transaction where all or substantially all Common Shares are converted into securities, cash, or property and more than 50% of the value received by the holders of Common Shares consists of listed or Nasdaq traded common stock (a Common Stock Fundamental Change, as defined below), the foregoing adjustments are designed to provide in effect that (a) where Common Shares are converted partly into such shares of common stock and partly into other securities, cash, or property, each Preferred Security will be convertible solely into a number of such shares of common stock determined so that the initial value of such shares (measured as described in the definition of "Purchaser Stock Price" below) equals the value of the Common Shares into which such Preferred Security was convertible immediately before the Transaction (measured as aforesaid) and (b) where Common Shares are converted solely into such shares of common stock, each Preferred Security will be convertible into the same number of such shares of common stock receivable by a holder of the number of Common Shares into which such Preferred Security was convertible immediately before such Transaction.

     The term "Applicable Price" means (i) in the case of a Non-Stock Fundamental Change in which the holders of Common Shares receive only cash, the amount of cash received by the holder of one Common Share and (ii) in the event of any other Non-Stock Fundamental Change or any Common Stock Fundamental Change, the average of the Closing Prices (as defined below) for the Common Shares during the ten trading days prior to and including the record date for the determination of the holders of Common Shares entitled to receive such securities, cash, or other property in connection with such Non-Stock Fundamental Change or Common Stock Fundamental Change or, if there is no such record date, the date upon which the holders of Common Shares shall have the right to receive such securities, cash, or other property (such record date or distribution date being hereinafter referred to as the "Entitlement Date"), in each case as adjusted in good faith by the Company to appropriately reflect any of the events referred to in clauses (i) through (vi) of the first paragraph under "-- Conversion Price Adjustments; General."

     The term "Closing Price" means on any day the reported last sale price on such day or in case no sale takes place on such day, the average of the reported closing bid and asked prices in each case on the Nasdaq or, if the stock is not quoted or admitted to trading on Nasdaq, on the principal national securities exchange on which such stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices as furnished by any NYSE member firm, selected by the Debenture Trustee for that purpose.

     The term "Common Stock Fundamental Change" means any Fundamental Change in which more than 50% of the value (as determined in good faith by the Board of Directors of the Company) of the consideration received by holders of Common Shares consists of shares of common stock that for each of the ten consecutive trading days prior to the Entitlement Date has been admitted for listing or admitted for listing subject to notice of issuance on a national securities exchange or quoted on Nasdaq; provided, however, that a Fundamental Change shall not be a Common Stock Fundamental Change unless either (i) the Company continues to exist after the occurrence of such Fundamental Change and the outstanding Preferred Securities continue to exist as outstanding Preferred Securities or
(ii) not later than the occurrence of such Fundamental Change, the outstanding Preferred Securities are converted into or exchanged for shares of convertible preferred stock of an entity succeeding to the business of the Company or a subsidiary thereof, which convertible preferred stock has powers, preferences, and relative, participating, optional, or other rights, and qualifications, limitations, and restrictions, substantially similar to those of the Preferred Securities.

     The term "Fundamental Change" means the occurrence of any Transaction or event in connection with a plan pursuant to which all or substantially all Common Shares shall be exchanged for, converted into, acquired for, or constitute solely the right to receive securities, cash, or other property (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization, or otherwise); provided, that, in the case of a plan involving more than one such Transaction or event, for purposes of adjustment of the conversion price, such Fundamental Change shall be deemed to have occurred when substantially all Common Shares shall be exchanged for, converted into, or acquired for or constitute solely the right to receive securities, cash, or other property, but the adjustment shall be based upon the consideration that a holder of Common Shares received in such Transaction or event as a result of which more than 50% of the Common Shares shall have been exchanged for, converted into, or acquired for or constitute solely the right to receive securities, cash, or other property. The term "Non-Stock Fundamental Change" means any Fundamental Change other than a Common Stock Fundamental Change.

     The term "Purchaser Share Price" means, with respect to any Common Stock Fundamental Change, the average of the Closing Prices for shares of common stock received in such Common Stock Fundamental Change for the ten consecutive trading days prior to and including the Entitlement Date, as adjusted in good faith by the Company to appropriately reflect any of the events referred to in clauses
(i) through (vi) of the first paragraph under "-- Conversion Price Adjustments; General."

     The term "Reference Market Price" shall initially mean $8.33 (which is an amount equal to 66 2/3% of the reported last sales price for Common Shares on Nasdaq on March 17, 1998) and in the event of any adjustment of the conversion price other than as a result of a Non-Stock Fundamental Change, the Reference Market Price shall also be adjusted so that the ratio of the Reference Market Price to the conversion price after giving effect to any such adjustment shall always be the same as the ratio of the initial Reference Market Price to the initial conversion price of the Preferred Securities.

SPECIAL EVENT EXCHANGE OR REDEMPTION

     At any time following the occurrence and the continuation of a Tax Event or an Investment Company Event, the Property Trustee shall direct the Conversion Agent to exchange all outstanding Preferred Securities for Debentures, provided that, in the case of a Tax Event that shall occur and be continuing, the Company has the right to (a) direct that less than all, or none, of the Preferred Securities be so exchanged if and for so long as the Company shall have elected to pay any Additional Sums (as defined below) such that the net amounts received by the holders of Preferred Securities not so exchanged in respect of Distributions and other distributions are not reduced as a result of such Tax Event, and shall not have revoked any such election or failed to make such payments or (b) redeem the Preferred Securities in the manner set forth below.

     If a Tax Event shall occur or be continuing, the Company has the right, upon not less than 30 nor more than 60 days' notice, to redeem the Debentures at the principal amount thereof plus accrued and unpaid interest, in whole or in part, for cash upon the later of (i) 90 days following the occurrence of such Tax Event or (ii) March 31, 2002. Promptly following such redemption, Preferred Securities and Common Securities with an aggregate liquidation preference equal to the aggregate principal amount of the Debentures so redeemed will be redeemed by the Issuer at the liquidation preference thereof plus accumulated and unpaid Distributions thereon to the redemption date on a pro rata basis. The Common Securities will be redeemed on a pro rata basis with the Preferred Securities, except that if a Declaration Event of Default has occurred and is continuing, the Preferred Securities will have a priority over the Common Securities with respect to such redemption price.

     A "Special Event" means a Tax Event or an Investment Company Event. A "Tax Event" means the receipt by the Property Trustee, on behalf of the Issuer, of an opinion of counsel, rendered by a law firm having a national tax and securities practice (which opinion shall not have been rescinded by such law firm), to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after the date of issuance of the Preferred Securities under the Trust Agreement and does not pertain to the use of the proceeds of the issuance of the Debentures, there is more than an insubstantial risk in each case after the date hereof that (i) the Issuer is, or will be within 90 days of the date thereof, subject to United States Federal income tax with respect to income received or accrued on the Debentures; (ii) interest payable by the Company on such Debentures (other than interest payable by delivery of Common Shares pursuant to exercise of a conversion right by a holder of Preferred Securities), is not, or within 90 days of the date thereof will not be, deductible by the Company, in whole or in part, for United States Federal income tax purposes; or (iii) the Issuer is, or will be within 90 days of the date thereof, subject to more than a de minimis amount of other taxes, duties, assessments, or other governmental charges. "Investment Company Event" means the receipt by the Property Trustee, on behalf of the Issuer, of an opinion of counsel, rendered by a law firm having a national tax and securities practice (which opinion shall not have been rescinded by such law firm), to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), there is more than an insubstantial risk that the Issuer is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), which Change in 1940 Act Law becomes effective on or after the date of original issuance of the Preferred Securities.

     There can be no assurance that future tax legislation or other developments occurring after the date hereof will not adversely affect the tax treatment of the Debentures and constitute a Tax Event, which would permit the Issuer to exchange the Preferred Securities, in whole or in part, for the Debentures or redeem, in whole or in part, the Preferred Securities and corresponding Debentures.

     "Additional Sums" means the additional amounts as may be necessary in order that the amount of Distributions then due and payable by the Issuer on the outstanding Preferred Securities and Common Securities of the Issuer shall not be reduced as a result of any additional taxes, duties and other governmental charges to which the Issuer has become subject from time to time as a result of a Tax Event.

     Holders of Preferred Securities, by purchasing such Preferred Securities, are deemed to have agreed to be bound by these exchange provisions in regard to the exchange of such Preferred Securities for Debentures on the terms described above.

DISTRIBUTION OF DEBENTURES

     At any time, the Company has the right to dissolve the Issuer and, after satisfaction of the liabilities of creditors of the Issuer as provided by applicable law, cause the Debentures to be distributed to the holders of the Preferred Securities in liquidation of the Issuer. Under current United States Federal income tax law and interpretations and assuming, as expected, the Issuer is treated as a grantor trust, a distribution of the Debentures should not be a taxable event to the Issuer and holders of the Preferred Securities. Should there be a change in law, a change in legal interpretation, a Special Event or other circumstances, however, the distribution could be a taxable event to holders of the Preferred Securities. See "Certain United States Federal Income Tax Consequences -- Redemption of Preferred Securities for Debentures or Cash Upon Dissolution of the Issuer."

     After the liquidation date fixed for any distribution of Debentures for Preferred Securities (i) such Preferred Securities will no longer be deemed to be outstanding, (ii) DTC or its nominee, as the record holder of such Preferred Securities, will receive a registered global certificate or certificates representing the Debentures to be delivered upon such distribution and (iii) any certificates representing such Preferred Securities not held by DTC or its nominee will be deemed to represent Debentures having a principal amount equal to the liquidation amount of such Preferred Securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid Distributions on such Preferred Securities until such certificates are presented to the Property Trustee for transfer or reissuance.

OPTIONAL REDEMPTION

     Except as provided under "-- Mandatory Redemption" below, the Preferred Securities may not be redeemed by the Issuer prior to March 31, 2002.

     On and after such date, upon any redemption by the Company of Debentures, the Preferred Securities are subject to redemption, in whole or in part, at the following percentages of the liquidation preference thereof plus accumulated and unpaid Distributions, if any, to the date fixed for redemption if redeemed during the twelve-month period commencing March 31 in each of the following years:

                                    REDEMPTION
               YEAR                   PRICE
               ----                 ----------
2002...............................  104.050%
2003...............................  103.375%
2004...............................  102.700%
2005...............................  102.025%
2006...............................  101.350%
2007...............................  100.675%
2008 and thereafter................  100.000%

     The aggregate liquidation preference of the Preferred Securities and Common Securities so redeemed will equal the aggregate principal amount of Debentures redeemed by the Company. The Issuer may not redeem the Preferred Securities in part unless all accumulated and unpaid Distributions have been paid in full on all outstanding Preferred Securities. If fewer than all the outstanding Preferred Securities are to be redeemed, the Preferred Securities to be so redeemed will be selected as described under "-- Form, Transfer, Exchange and Book-Entry Procedures."

     In the event the Company redeems the Debentures in certain circumstances upon the occurrence and continuation of a Tax Event as described under "-- Special Event Exchange or Redemption," the appropriate amount of the Preferred Securities will be redeemed at 100% of the liquidation preference thereof together with accumulated and unpaid Distributions to the redemption date.

MANDATORY REDEMPTION

     Upon repayment at maturity or as a result of the acceleration of the Debentures upon the occurrence of a Debenture Event of Default described under "Description of the Debentures -- Debenture Events of Default," the Debentures shall be subject to mandatory redemption, in whole but not in part, by the Company, and the proceeds from such repayment will be applied to redeem Preferred Securities and Common Securities having an aggregate liquidation preference equal to the aggregate principal amount of Debentures so repaid or redeemed at a redemption price equal to the respective liquidation preference of the Preferred Securities and Common Securities or, in the case of a redemption of the Debentures, at the redemption price paid with respect to the Debentures, as described below, together with accumulated and unpaid distributions on the Preferred Securities and Common Securities to the date of redemption. Upon acceleration of the Debentures, the Preferred Securities will be redeemed only when repayment of the Debentures has actually been received by the Issuer. In addition, as described above under "-- Special Event Exchange or Redemption," upon the occurrence of a Special Event, Preferred Securities shall be exchanged for Debentures unless, in the case of a Tax Event that has occurred and is continuing, the Company shall have elected to (a) pay any Additional Sums such that the net amounts of Distributions received by the holders of any Preferred Securities not so exchanged are not reduced as a result of such Tax Event and shall not have revoked any such election or failed to make such payments or (b) redeem the Preferred Securities as further set forth in "-- Special Event Exchange or Redemption."

REDEMPTION PROCEDURES

     Preferred Securities redeemed on the date fixed for redemption shall be redeemed at the redemption price with the applicable proceeds from the contemporaneous redemption of the Debentures. Redemptions of the Preferred Securities shall be made and the redemption price shall be payable on the redemption date only to the extent that the Issuer has funds on hand available for the payment of such redemption price. See also "-- Subordination of Common Securities."

     Notice of any redemption (optional or mandatory) of Preferred Securities (which notice will be irrevocable) will be given by the Property Trustee to each record holder of Preferred Securities that are being redeemed not fewer than 30 nor more than 60 days prior to the redemption date. If the Property Trustee gives a notice of redemption in respect of the Preferred Securities, then, by 12:00 noon, Eastern Standard Time, on the redemption date, to the extent funds are available, the Property Trustee will deposit irrevocably with The Depository Trust Company ("DTC") funds sufficient to pay the applicable redemption price and will give DTC irrevocable instructions and authority to pay or credit pursuant to its procedures, the redemption price to the beneficial owners of such Preferred Securities. See "-- Form, Transfer, Exchange and Book-Entry Procedures." If such Preferred Securities are no longer in book-entry form, the Property Trustee, to the extent funds are available, will irrevocably deposit with the Paying Agent funds sufficient to pay the applicable redemption price and will give the Paying Agent irrevocable instructions and authority to pay the redemption price to the holders thereof upon surrender of their certificates evidencing such Preferred Securities. Notwithstanding the foregoing, Distributions payable on or prior to the redemption date for any Preferred Securities called for redemption shall be payable to the holders of such Preferred Securities as of the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of such Preferred Securities so called for redemption will cease, except
(i) the right of the holders of such Preferred Securities to receive the redemption price, but without interest on such redemption price, and (ii) the right to convert such Preferred Securities into Common Shares in the manner described herein through the close of business on the redemption date; and such Preferred Securities will cease to be outstanding. In the event that any date fixed for redemption of Preferred Securities is not a Business Day, then payment of the redemption price on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the redemption price in respect of Preferred Securities called for redemption is improperly withheld or refused and not paid either by the Issuer or by the Company pursuant to the Guarantee as described under "Description of the Guarantee," Distributions on such Preferred Securities will continue to accumulate at the then applicable rate, from the redemption date originally established by the Issuer to the date such redemption price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

     Subject to applicable law (including, without limitation, United States Federal securities law), the Company or its subsidiaries may at any time and from time to time purchase outstanding Preferred Securities by tender, in the open market or by private agreement.

     Payment of the redemption price on the Preferred Securities and any distribution or exchange of Debentures to holders of Preferred Securities shall be made to the applicable record holders thereof as they appear on the register for such Preferred Securities on the relevant record date, which shall be the fifteenth day (whether or not a Business Day) prior to the redemption date or liquidation date, as applicable.

     If less than all of the Preferred Securities and Common Securities issued by the Issuer are to be redeemed on a redemption date, then the aggregate liquidation preference of such Preferred Securities and Common Securities to be redeemed shall be allocated pro rata among the Preferred Securities and the Common Securities. The particular Preferred Securities to be redeemed shall be selected not more than 60 days prior to the redemption date by the Property Trustee from the outstanding Preferred Securities not previously called for redemption, by lot or by such method as the Property Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $50 or an integral multiple of $50 in excess thereof) of the liquidation preference of the Preferred Securities. The Property Trustee shall promptly notify the Conversion Agent in writing of the Preferred Securities selected for redemption and, in the case of any Preferred Securities selected for partial redemption, the liquidation preference thereof to be redeemed; it being understood that, in the case of Preferred Securities held by DTC (or any successor) or its nominee, the distribution of the proceeds of such redemption will be made in accordance with the procedures of DTC or its nominee. For all purposes of the Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Preferred Securities shall relate, in the case of any Preferred Securities redeemed or to be redeemed only in part, to the portion of the aggregate liquidation preference of Preferred Securities which has been or is to be redeemed.

     Notice of any redemption of Debentures will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Debentures to be redeemed at its registered address. Unless the Company defaults in payment of the redemption price, on and after the redemption date interest shall cease to accrue on such Debentures or portions thereof called for redemption.

SUBORDINATION OF COMMON SECURITIES

     Payment of Distributions on, and the redemption price of, the Preferred Securities and Common Securities, as applicable, shall be made pro rata based on the liquidation preference of such Preferred Securities and Common Securities; provided, however, that if on any Distribution Date or redemption date a Declaration Event of Default shall have occurred and be continuing, no payment of any Distribution on, or redemption price of, any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the outstanding Preferred Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the redemption price the full amount of such redemption price on all of the outstanding Preferred Securities then called for redemption, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or redemption price of, the Preferred Securities then due and payable.

     In the case of any Declaration Event of Default, the Company as holder of the Common Securities will be deemed to have waived any right to act with respect to any such Declaration Event of Default until all such Declaration Events of Default with respect to the Preferred Securities have been cured, waived or otherwise eliminated. Until any such Declaration Events of Default with respect to the Preferred Securities have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of the Preferred Securities and not on behalf of the Company as holder of the Common Securities, and only the holders of the Preferred Securities will have the right to direct the Property Trustee to act on their behalf.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

     In the event of any voluntary or involuntary dissolution of the Issuer (each, a "Liquidation"), the holders of the Preferred Securities at that time will be entitled to receive out of the assets of the Issuer, after satisfaction of liabilities to creditors, distributions in an amount equal to the aggregate of the stated liquidation preference of $50 per Preferred Security plus accumulated and unpaid Distributions thereon to the date of payment (the "Liquidation Distribution"), unless, in connection with such Liquidation, Debentures in an aggregate principal amount equal to the aggregate stated liquidation preference of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accumulated and unpaid Distributions on, the Preferred Securities, have been distributed on a pro rata basis to the holders of Preferred Securities in exchange for such Preferred Securities. See "-- Distribution of Debentures."

     If such Liquidation Distribution can be paid only in part because the Issuer has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Issuer on the Preferred Securities shall be paid on a pro rata basis. The holder of the Common Securities will be entitled to receive Liquidation Distributions upon any such Liquidation pro rata with the holders of the Preferred Securities, except that if a Debenture Event of Default has occurred and is continuing, the Preferred Securities shall have a priority over the Common Securities.

     Pursuant to the Trust Agreement, the Issuer shall automatically dissolve upon expiration of its term and shall dissolve on the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of the Company; (ii) receipt by the Property Trustee of written notice from the Company, as Depositor, of its intention to distribute the Debentures to the holders of the Preferred Securities and Common Securities (which direction is optional and wholly within the discretion of the Company, as Depositor); (iii) the redemption, conversion, or exchange of all of the Preferred Securities and Common Securities; (iv) the entry by a court of competent jurisdiction of an order for the dissolution of the Issuer; and (v) the occurrence of a Special Event, except in the case of a Tax Event that has occurred and is continuing following which the Company has elected (i) to pay any Additional Sums such that the net amount received by holders of Preferred Securities in respect of Distributions is not reduced as a result of such Tax Event and the Company has not revoked any such election or failed to make such payments or (ii) to redeem all or some of the Debentures as provided herein.

DECLARATION EVENTS OF DEFAULT; NOTICE

     A Debenture Event of Default constitutes an event of default under the Trust Agreement with respect to the Preferred Securities and the Common Securities (a "Declaration Event of Default"), whatever the reason for such Debenture Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

     Within ten days after the occurrence of any Declaration Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Declaration Event of Default to the holders of the Preferred Securities, the Administrative Trustees and the Company, as Depositor, unless such Declaration Event of Default shall have been cured or waived. The Company, as Depositor, and the Administrative Trustees, on behalf of the Issuer, are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Trust Agreement.

     If a Declaration Event of Default has occurred and is continuing, the Preferred Securities shall have a preference over the Common Securities as to any Distribution or redemption payment and upon dissolution of the Issuer as described above. See "-- Subordination of Common Securities" and "-- Liquidation Distribution upon Dissolution." The existence of a Declaration Event of Default does not entitle the holders of Preferred Securities to accelerate the maturity thereof.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF PREFERRED SECURITIES

     If a Declaration Event of Default has occurred and is continuing, then the holders of Preferred Securities will rely on the enforcement by the Property Trustee of its rights as a holder of the Debentures against the Company. In addition, the holders of a majority in aggregate liquidation preference of the Preferred Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee or to direct the exercise of any trust or power conferred upon the Property Trustee under the Trust Agreement, including the right to direct the Property Trustee to exercise the remedies available to it as a holder of the Debentures. If the Property Trustee fails to enforce its rights as the holder of the Debentures after a request therefor by a holder of Preferred Securities, such holder may, to the fullest extent permitted by law, proceed to enforce such rights directly against the Company. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then a holder of Preferred Securities may institute a proceeding directly against the Company for enforcement of payment to such holder of the principal of or interest on Debentures having a principal amount equal to the aggregate liquidation preference of the Preferred Securities of such holder after the respective due date specified in the Debentures (a "Direct Action"). In connection with any such Direct Action, the Company will be subrogated to the rights of such holder of Preferred Securities under the Trust Agreement to the extent of any payment made by the Company to such holder of Preferred Securities in such Direct Action. The holders of Preferred Securities will not be able to exercise directly against the Company any other remedy available to the Property Trustee unless the Property Trustee first fails to do so.

MERGER OR CONSOLIDATION OF ISSUER TRUSTEES

     Any entity into which the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which such Issuer Trustee shall be a party, or any entity succeeding to all or substantially all the corporate trust business of such Issuer Trustee, shall be the successor of such Issuer Trustee under the Trust Agreement, provided such entity shall be otherwise qualified and eligible.

MERGERS, CONSOLIDATIONS, AMALGAMATION OR REPLACEMENTS OF THE ISSUER

     The Issuer may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other Person (as defined in the Trust Agreement), except as described below or as described in "-- Liquidation Distribution upon Dissolution." The Issuer may, at the request of the Company, with the consent of the Administrative Trustees and without the consent of the Property Trustee, the Delaware Trustee or the holders of the Preferred Securities, merge with or into, consolidate, amalgamate, be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State; provided that
(i) such successor entity either (a) expressly assumes all of the obligations of the Issuer with respect to the Preferred Securities or (b) substitutes for the Preferred Securities other securities having substantially the same terms as the Preferred Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Preferred Securities rank in priority with respect to Distributions and payments upon liquidation, redemption and otherwise, (ii) the Company expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Debentures, (iii) the Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Preferred Securities are then listed, if any, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Preferred Securities (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose substantially identical to that of the Issuer, (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Company has received an opinion of counsel to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Preferred Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holder's interest in the new entity), (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Issuer nor such successor entity will be required to register as an investment company under the Investment Company Act and (c) following such merger, consolidation, amalgamation or replacement, the Issuer or such successor will be treated as a grantor trust for United States Federal income tax purposes, and (viii) the Company or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, the Issuer shall not, except with the consent of holders of 100% in aggregate liquidation preference of the Preferred Securities, consolidate, amalgamate, merge with or into, be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Issuer or the successor entity to be classified as other than a grantor trust for United States Federal income tax purposes.

VOTING RIGHTS; AMENDMENT OF THE TRUST AGREEMENT

     Except as provided below and under "Description of the Guarantee--Amendments and Assignment" and as otherwise required by law and the Trust Agreement, the holders of the Preferred Securities have no voting rights.

     The Trust Agreement may be amended from time to time by the Company and the Issuer Trustees, without the consent of the holders of the Preferred Securities,
(i) to cure any ambiguity, correct or supplement any provisions in the Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Trust Agreement that shall not be inconsistent with the other provisions of the Trust Agreement, (ii) to modify, eliminate or add to any provisions of the Trust Agreement to such extent as shall be necessary to ensure that the Issuer will be classified for United States Federal income tax purposes as a grantor trust at all times that any Preferred Securities and Common Securities are outstanding or to ensure that the Issuer will not be required to register as an "investment company" under the Investment Company Act or be classified as other than a grantor trust for United States Federal income tax purposes or (iii) to qualify or maintain the qualification of the Trust Agreement under the Trust Indenture Act; provided, however, that in the case of clause (i), such action shall not adversely affect in any material respect the interests of any holder of Preferred Securities or Common Securities, and any such amendments of the Trust Agreement shall become effective when notice thereof is given to the holders of Preferred Securities and Common Securities. The Trust Agreement may be amended by the Issuer Trustees and the Company with (i) the consent of holders representing not less than a majority (based upon liquidation preference) of the outstanding Preferred Securities and Common Securities, acting as a single class, and (ii) receipt by the Issuer Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not affect the Issuer's status as a grantor trust for United States Federal income tax purposes or the Issuer's exemption from the status of an "investment company" under the Investment Company Act; provided, however, that if any amendment or proposal would adversely affect the powers, preferences or special rights of only the Preferred Securities or only the Common Securities, then only the affected class will be entitled to vote on such amendment or proposal; provided further that without the consent of each holder of Preferred Securities and Common Securities, the Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on the Preferred Securities and Common Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Preferred Securities and Common Securities as of a specified date or (ii) restrict the right of a holder of Preferred Securities and Common Securities to institute suit for the enforcement of any such payment on or after such date.

     If any proposed amendment of the Trust Agreement provides for, or the Issuer Trustees otherwise propose to effect, the dissolution of the Issuer, other than pursuant to the terms of the Trust Agreement, then the holders of the then outstanding Preferred Securities, as a class, will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of the holders of the majority in aggregate liquidation preference of the Preferred Securities.

     The holders of a majority in aggregate liquidation preference of Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee or to direct the exercise of any trust or power conferred upon the Property Trustee under the Trust Agreement, including the right to direct the Property Trustee to exercise the remedies available to it as the holder of the Debentures. So long as any Debentures are held by the Property Trustee, the Issuer Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee or executing any trust or power conferred on the Debenture Trustee with respect to such Debentures, (ii) waive any past default that is waivable under Section 5.13 of the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Debentures shall be due and payable, or (iv) consent to any amendment, modification or termination of the Indenture or the Debentures where such consent shall be required, without in each case obtaining the prior approval of the holders of a majority in aggregate liquidation preference of all outstanding Preferred Securities (except in the case of clause (iv), which consent, in the event that no Declaration Event of Default shall occur and be continuing, shall be of the holders of a majority in aggregate in liquidation preference of all Preferred Securities and Common Securities voting together as a single class); provided, however, that where a consent under the Indenture would require the consent of each holder of Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior written consent of each holder of the Preferred Securities. The Issuer Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the Preferred Securities except by subsequent vote of the holders of the Preferred Securities. The Property Trustee shall notify each holder of record of the Preferred Securities of any notice of default with respect to the Debentures.

     A waiver of a Debenture Event of Default by the Property Trustee at the direction of the holders of Preferred Securities will constitute a waiver of the corresponding Declaration Event of Default.

     Any required approval or direction of holders of Preferred Securities may be given at a separate meeting of holders of Preferred Securities convened for such purpose, at a meeting of all of the holders of the Preferred Securities and the Common Securities or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of Preferred Securities in the manner set forth in the Trust Agreement.

     Notwithstanding that holders of Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities that are owned at such time by the Company, the Issuer Trustees or any affiliate of the Company or any Issuer Trustee are, for purposes of such vote or consent, treated as if such Preferred Securities were not outstanding.

     The procedures by which holders of Preferred Securities may exercise their voting rights are described below. See "-- Form, Transfer, Exchange and Book-Entry Procedures."

     Holders of the Preferred Securities have no rights to appoint or remove the Issuer Trustees, who may be appointed, removed or replaced solely by the Company, as the direct or indirect holder of all the Common Securities.

PAYMENT AND PAYING AGENCY

     Payments in respect of the Preferred Securities shall be made to DTC, which shall credit the relevant accounts at DTC on the applicable distribution dates or, if the Preferred Securities are not held by DTC, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the Securities Register (as defined in the Trust Agreement). The paying agent (the "Paying Agent") is initially the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrative Trustees and the Company. The Paying Agent is permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee and the Company. In the event that the Property Trustee shall no longer be the Paying Agent, the Administrative Trustees shall appoint a successor (which shall be a bank or trust Company acceptable to the Property Trustee and the Company) to act as Paying Agent.

FORM, TRANSFER, EXCHANGE AND BOOK-ENTRY PROCEDURES

     The Preferred Securities were initially issued as fully registered securities registered in the name of Cede & Co. (as nominee for DTC). Fully registered global Preferred Securities Certificates (the "Global Certificates") were issued, representing the Preferred Securities initially sold to QIBs in reliance on Rule 144A under the Securities Act (the "Restricted Global Certificates") and were deposited with the Property Trustee as custodian for DTC. One or more unrestricted Global Certificates will be issued representing, in the aggregate, Preferred Securities sold pursuant to this Prospectus, and will be deposited with DTC. The description of book-entry procedures in this Prospectus includes summaries of certain rules and operating procedures of DTC that affect transfers of interests in the Global Certificate or Certificates issued in connection with sales of Preferred Securities made pursuant to this Prospectus.

  Exchanges of Book-Entry Certificates for Certificated Preferred Securities

     A beneficial interest in a Global Certificate may not be exchanged for a certificated Preferred Security unless (i) DTC (a) notifies the Issuer and the Company that it is unwilling or unable to continue as depositary for the Global Certificate or (b) has ceased to be a clearing agency registered under the Exchange Act and in either case the Issuer and the Company thereupon fail to appoint a successor depositary, (ii) the Issuer and the Company, at their option, notify the Property Trustee in writing that they elect to cause the issuance of the Preferred Securities in certificated form or (iii) there shall have occurred and be continuing a Declaration Event of Default or any event which after notice or lapse of time or both would be a Declaration Event of Default. In all cases, certificated Preferred Securities delivered in exchange for any Global Certificate or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures). Any certificated Preferred Security issued in exchange for an interest in a Global Certificate will bear any legend restricting transfers that is borne by such Global Certificate. Any such exchange will be effected through the DTC Deposit/Withdraw at Custodian system and an appropriate adjustment will be made in the records of the Security Registrar to reflect a decrease in the liquidation preference or number of Preferred Securities of the relevant Global Certificate.

  Certain Book-Entry Procedures for Global Certificates

     The description of the operations and procedures of DTC that follows is provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them from time to time. The Issuer and the Company take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

     DTC has advised the Issuer and the Company as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants ("participants") and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical transfer and delivery of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

     DTC has advised the Issuer and the Company that its current practice is to credit, on its internal system, the respective liquidation preference or number of Preferred Securities of the individual beneficial interests represented by such Global Certificates to the accounts with DTC of the participants through which such interests are to be held. Ownership of beneficial interests in the Global Certificates will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominees (with respect to interests of participants) and the records of participants and indirect participants (with respect to interests of persons other than participants).

     As long as DTC, or its nominee, is the registered holder of a Global Certificate, DTC or such nominee, as the case may be, will be considered the sole owner and holder of the Preferred Securities represented by such Global Certificate for all purposes under the Trust Agreement and the Preferred Securities.

     Except in the limited circumstances described above under "-- Exchanges of Book-Entry Certificates for Certificated Preferred Securities," owners of beneficial interests in a Global Certificate are not entitled to have any portions of such Global Certificate registered in their names, will not receive or be entitled to receive physical delivery of Preferred Securities in definitive form and are not considered the owners or holders of the Global Certificate (or any Preferred Securities represented thereby) under the Trust Agreement or the Preferred Securities.

     Investors may hold their interests in the Restricted Global Certificate directly through DTC, if they are participants in such system, or indirectly through organizations which are participants in such system. All interests in a Global Certificate are subject to the procedures and requirements of DTC.

     The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Certificate to such persons may be limited to that extent. Because DTC can act only on behalf of its participants, which in turn act on behalf of indirect participants and certain banks, the ability of a person having beneficial interests in a Global Certificate to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

     Payments of Distributions on Global Certificates will be made to DTC or its nominee as the registered owner thereof. Neither the Issuer, the Company, the Property Trustee nor any of their respective agents have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Certificates or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Issuer and the Company expect that DTC or its nominee, upon receipt of any payment of Distributions in respect of a Global Certificate representing any Preferred Securities held by it or its nominee, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the liquidation preference or number of Preferred Securities represented by such Global Certificate for such Preferred Securities as shown on the records of DTC or its nominee. The Issuer and the Company also expect that payments by participants to owners of beneficial interests in such Global Certificate held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name." Such payments are the responsibility of such participants.

     Interests in the Global Certificates trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants. Transfers between participants in DTC are effected in accordance with DTC's procedures, and are settled in same-day funds.

     DTC has advised the Issuer and the Company that it will take any action permitted to be taken by a holder of certificates for Preferred Securities (including the presentation of Preferred Securities for exchange as described below and the conversion of Preferred Securities) only at the direction of one or more participants to whose account with DTC interests in the Global Certificates are credited and only in respect of such portion of the aggregate liquidation preference of the Preferred Securities as to which such participant or participants has or have given such direction. However, if there is a Declaration Event of Default, DTC reserves the right to exchange the Global Certificates for legended Preferred Securities in certificated form, and to distribute such Preferred Securities to its participants.

     None of the Issuer, the Company, the Initial Purchasers, the Property Trustee nor any of their respective agents has any responsibility for the performance by DTC, its participants or indirect participants of their respective obligations under the rules and procedures governing their operations, including maintaining, supervising or reviewing the records relating to, or payments made on account of, beneficial ownership interests in Global Certificates.

     Redemption notices shall be sent to Cede & Co. as the registered holder of the Preferred Securities. If less than all of the Preferred Securities are being redeemed, DTC will determine the amount of interest of each participant to be redeemed in accordance with its procedures.

     Although voting with respect to the Preferred Securities is limited to the holders of record of the Preferred Securities, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Preferred Securities. Under its usual procedures, DTC would mail an omnibus proxy (the "Omnibus Proxy") to the Property Trustee as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those participants to whose accounts such Preferred Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

     Conveyance of notices and other communications by DTC to participants, by participants to indirect participants, and by participants and indirect participants to beneficial owners of the Preferred Securities and the voting rights of participants, indirect participants and beneficial owners of Preferred Securities are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     DTC may discontinue providing its services as securities depositary with respect to the Preferred Securities at any time by giving reasonable notice to the Property Trustee and the Company. In the event that a successor securities depositary is not obtained, definitive Preferred Securities certificates representing such Preferred Securities are required to be printed and delivered. The Issuer and the Company, at their option, may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary). After a Debenture Event of Default, the holders of a majority in liquidation preference of Preferred Securities may determine to discontinue the system of book-entry transfers through DTC. In any such event, definitive certificates for the Preferred Securities will be printed and delivered.

  Transfer Agent, Registrar and Paying, Conversion and Exchange Agent

     The Property Trustee acts as transfer agent, securities registrar and paying, conversion and exchange agent for the Preferred Securities.

     Registration of transfers or exchanges of Preferred Securities will be effected without charge by or on behalf of the Issuer, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Issuer is not required to register or cause to be registered the transfer of the Preferred Securities during the 15 days before any redemption date for such Preferred Securities.

  Information Concerning the Property Trustee

     The Property Trustee, other than during the occurrence and continuance of a Declaration Event of Default, undertakes to perform only such duties as are specifically set forth in the Trust Agreement and, after such Declaration Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Trust Agreement at the request of any holder of Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Declaration Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative causes of action, construe ambiguous provisions in the Trust Agreement or is unsure of the application of any provision of the Trust Agreement, and the matter is not one on which holders of Preferred Securities are entitled under the Trust Agreement to vote, then the Property Trustee shall take such action as is directed by the Company and, if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Preferred Securities and the Common Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

  Miscellaneous

     The Administrative Trustees are authorized and directed to conduct the affairs of and to operate the Issuer in such a way that the Issuer will not be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as an association taxable as a corporation for United States Federal income tax purposes and so that the Debentures will be treated as indebtedness of the Company for United States Federal income tax purposes. In this connection, the Company and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Issuer or the Trust Agreement, that the Company and the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the Preferred Securities.

     Holders of the Preferred Securities have no preemptive or similar rights.

     The Issuer may not borrow money or issue debt or mortgage or pledge any of its assets.

REGISTRATION RIGHTS

     In connection with the Original Offering, the Issuer and the Company entered into a registration rights agreement with the Initial Purchasers, dated March 23, 1998 (the "Registration Rights Agreement"), pursuant to which the Issuer and the Company agreed, at the Company's expense, for the benefit of the holders of the Preferred Securities, the Debentures issuable in respect of the Preferred Securities, the Common Shares issuable upon conversion of the Preferred Securities and the Debentures and the Guarantee (together, the "Registrable Securities") to file with the Commission on or prior to the date 90 days after the Original Offering Date a shelf registration statement (the "Shelf Registration Statement") on such form as the Company deems appropriate covering resales by holders of Registrable Securities. The Issuer and the Company have agreed to use their best efforts (i) to cause the Shelf Registration Statement to be declared effective as promptly as practicable and in no event later than 180 days after the Original Offering Date and (ii) to keep effective the Shelf Registration Statement until two years after the latest date of original issuance of the Preferred Securities (or such earlier date as the holders of Registrable Securities are able to sell all Registrable Securities immediately without restriction, whether pursuant to Rule 144(k) (other than "affiliates" of the Company) under the Securities Act or any successor rule thereto or otherwise) (such period, the "Effectiveness Period"). The Issuer and the Company are permitted to suspend the use of the prospectus (which is a part of the Shelf Registration Statement) in connection with sales of Registrable Securities by holders during certain periods of time under certain circumstances relating to pending corporate developments relating to the Company and public filings with the Commission and similar events. The Issuer and the Company will provide to each registered holder copies of such prospectus, notify each registered holder when the Shelf Registration Statement has become effective, and take certain other actions as are required to permit unrestricted sales of the Registrable Securities.

     In the Registration Rights Agreement, the Issuer and the Company agreed to indemnify the holders of Registrable Securities against certain liabilities, including liabilities under the Securities Act, subject to certain customary limitations, and each holder of Registrable Securities included in the Shelf Registration Statement will be obligated to indemnify the Issuer and the Company, its directors, trustees, agents and officers who sign any Shelf Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, any other holder and any underwriters participating in the offering of Registrable Securities against any liability with respect to information furnished by such holder in writing to the Issuer or the Company (including the information in a Selling Securityholder's Questionnaire) expressly for use in the Shelf Registration Statement.

     If (i) on or prior to the date 90 days after the Original Offering Date a Shelf Registration Statement has not been filed with the Commission or (ii) on or prior to the date 180 days after the Original Offering Date such Shelf Registration Statement has not been declared effective (each such event, a "Registration Default"), additional interest ("Liquidated Damages") will accrue on the Debentures, and, accordingly, additional distributions will accumulate on the Preferred Securities, from and including the day following such Registration Default until such date as the Shelf Registration Statement is filed or declared effective, as the case may be. Liquidated Damages will be paid quarterly in arrears, with the first quarterly payment due on the first interest or distribution payment date, as applicable, following the date on which such Liquidated Damages begin to accrue, and will accrue at a rate per annum equal to an additional one-quarter of one percent (0.25%) of the principal amount or liquidation preference, as applicable, to and including the 90th day following such Registration Default and one-half of one percent (0.50%) thereof from and after the 91st day following such Registration Default. In the event that the Shelf Registration Statement ceases to be effective during the Effectiveness Period for more than 90 days, whether or not consecutive, during any 12-month period, then the interest rate borne by the Debentures and the distribution rate borne by the Preferred Securities will each increase by an additional one-half of one percent (0.50%) per annum from the 91st day of the applicable 12-month period such Shelf Registration Statement ceases to be effective until such time as the earlier of the Shelf Registration Statement again becoming effective and the end of the Effectiveness Period.

     This summary of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement, a copy of the form of which is incorporated by reference herein as an exhibit to the Registration Statement.

                          DESCRIPTION OF THE GUARANTEE

     The Guarantee was executed and delivered by the Company concurrently with the issuance by the Issuer of the Preferred Securities for the benefit of the holders from time to time of such Preferred Securities. Wilmington Trust is the Guarantee Trustee under the Guarantee. This summary of certain provisions of the Guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Guarantee (a copy of which is available at the corporate trust offices of the Guarantee Trustee in Wilmington, Delaware). The Guarantee Trustee holds the Guarantee for the benefit of the holders of the Preferred Securities.

GENERAL

     The Company irrevocably agreed to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined below) to the holders of the Preferred Securities, as and when due, regardless of any defense, right of set off or counterclaim that the Issuer may have or assert other than the defense of payment. The following payments with respect to the Preferred Securities, to the extent not paid by or on behalf of the Issuer (the "Guarantee Payments"), are subject to the Guarantee: (i) any accumulated and unpaid Distributions required to be paid on the Preferred Securities, to the extent that the Issuer has funds on hand available therefor at such time, (ii) the redemption price with respect to any Preferred Securities called for redemption to the extent that the Issuer has funds on hand available therefor at such time, or (iii) upon a voluntary or involuntary dissolution of the Issuer (unless the Debentures are distributed to holders of the Preferred Securities), the lesser of (a) the Liquidation Distribution, to the extent that the Issuer has funds on hand available therefor at such time, and (b) the amount of assets of the Issuer remaining available for distribution to holders of Preferred Securities. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of the Preferred Securities or by causing the Issuer to pay such amounts to such holders.

     The Guarantee is an irrevocable guarantee on a subordinated basis of the Issuer's obligations under the Preferred Securities, but applies only to the extent that the Issuer has funds sufficient to make such payments, and is not a guarantee of collection. If the Company does not make interest payments on the Debentures held by the Issuer, the Issuer will not be able to pay Distributions on the Preferred Securities and will not have funds legally available therefor.

     The Company has, through the Guarantee, the Trust Agreement, the Debentures and the Indenture, taken together, fully, irrevocably and unconditionally guaranteed all of the Issuer's obligations under the Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer's obligations under the Preferred Securities. See "Relationship Among the Preferred Securities, the Debentures and the Guarantee."

STATUS OF THE GUARANTEE

     The Guarantee constitutes an unsecured obligation of the Company and ranks subordinate and junior in right of payment to all other liabilities of the Company and ranks pari passu with the most senior preferred stock, if any, now or hereafter issued by the Company and with any guarantee now or hereafter entered into by the Company in respect of any preferred or preference stock of any affiliate of the Company.

     The Guarantee constitutes a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Guarantor to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). The Guarantee is held for the benefit of the holders of the Preferred Securities. The Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Issuer or upon distribution of the Debentures to the holders of the Preferred Securities. The Guarantee does not place a limitation on the amount of additional indebtedness that may be incurred by the Company or any of its subsidiaries.

AMENDMENTS AND ASSIGNMENT

     Except with respect to any changes which do not materially adversely affect the rights of holders of the Preferred Securities (in which case no vote will be required), the Guarantee may not be amended without the prior approval of the holders of not less than a majority in aggregate liquidation preference of such outstanding Preferred Securities. The manner of obtaining any such approval will be as set forth under "Description of the Preferred Securities -- Voting Rights; Amendment of the Trust Agreement." All guarantees and agreements contained in the Guarantee bind the successors, assigns, receivers, trustees and representatives of the Company and inure to the benefit of the holders of the Preferred Securities then outstanding.

CERTAIN COVENANTS OF THE COMPANY

     The Company covenanted in the Guarantee that if and so long as (i) the Issuer is the holder of all the Debentures, (ii) a Tax Event in respect of the Issuer has occurred and is continuing and (iii) the Company has elected, and has not revoked such election, to pay Additional Sums in respect of the Preferred Securities and Common Securities, the Company will pay to the Issuer such Additional Sums. The Company also covenanted that it will not, and it will not cause any of its subsidiaries to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities (including guarantees of indebtedness for money borrowed) of the Company that rank pari passu with or junior to the Debentures (other than (a) any dividend, redemption, liquidation, interest, principal or guarantee payment by the Company where the payment is made by way of securities (including capital stock) that rank pari passu with or junior to the securities on which such dividend, redemption, interest, principal or guarantee payment is being made,
(b) redemptions or purchases of any Rights pursuant to the Company's Rights Agreement and the declaration of a dividend of such Rights or the issuance of Common Shares under such agreement in the future, (c) payments under the Guarantee and any similar guarantees issued by the Company on behalf of the holders of the preferred securities issued by any trust or other issuer holding debentures of any series, (d) purchases of Common Shares related to the issuance of Common Shares under the Benefits Trust or any of the Company's benefit plans for its directors, officers or employees, (e) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one series or class of the Company's capital stock for another series or class of the Company's capital stock and (f) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged), if at such time (i) there shall have occurred any event of which the Company has actual knowledge that (a) with the giving of notice or the lapse of time, or both, would constitute a Debenture Event of Default and (b) in respect of which the Company shall not have taken reasonable steps to cure, (ii) the Company shall be in default with respect to its payment of any obligations under the Guarantee or
(iii) the Company shall have given notice of its selection of an Extension Period as provided in the Indenture with respect to the Debentures and shall not have rescinded such notice, or such Extension Period, or any extension thereof, shall be continuing. The Company also covenanted (i) for so long as Preferred Securities are outstanding, not to convert Debentures except pursuant to a notice of conversion delivered to the Conversion Agent by a holder of Preferred Securities, (ii) to maintain directly or indirectly 100% ownership of the Common Securities, provided that certain successors which are permitted pursuant to the Indenture may succeed to the Company's ownership of the Common Securities, (iii) not to voluntarily dissolve the Issuer, except (a) in connection with a distribution of the Debentures to the holders of the Preferred Securities in dissolution of the Issuer or (b) in connection with certain mergers, consolidations or amalgamations permitted by the Trust Agreement, (iv) to maintain the reservation for issuance of the number of Common Shares that would be required from time to time upon the conversion of all the Debentures then outstanding, (v) to use its reasonable efforts, consistent with the terms and provisions of the Trust Agreement, to cause the Issuer to remain classified as a grantor trust and not as an association taxable as a corporation for United States Federal income tax purposes and (vi) to deliver Common Shares upon an election by the holders of the Preferred Securities to convert such Preferred Securities into Common Shares.

     As part of the Guarantee, the Company agreed that it will honor all obligations described therein relating to the conversion or exchange of the Preferred Securities into or for Common Shares or Debentures.

EVENTS OF DEFAULT

     An event of default under the Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder; provided, however, that except with respect to a default payment of any Guarantee Payments, the Guarantor is entitled to a 60 day cure period. The holders of a majority in aggregate liquidation preference of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee.

     If the Guarantee Trustee fails to enforce the Guarantee, any holder of the Preferred Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Issuer, the Guarantee Trustee or any other person or entity. The Company has waived any right or remedy to require that any action be brought against the Guarantee Trustee, the Issuer, or any other person or entity, before proceeding directly against the Company.

     The Company, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Guarantee.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

     The Guarantee Trustee, other than during the occurrence and continuance of a default by the Company in performance of the Guarantee, undertakes to perform only such duties as are specifically set forth in the Guarantee and, after default with respect to the Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

TERMINATION OF THE GUARANTEE

     The Guarantee will terminate and be of no further force and effect upon full payment of the redemption price of the Preferred Securities, upon full payment of the amounts payable upon dissolution of the Issuer, upon the distribution, if any, of Common Shares to the holders of Preferred Securities in respect of the conversion of all such holders' Preferred Securities into Common Shares or upon distribution of Debentures to the holders of the Preferred Securities in exchange for all of the Preferred Securities. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Preferred Securities must restore payment of any sums paid under such Preferred Securities or the Guarantee.

GOVERNING LAW

     The Guarantee is governed by and construed in accordance with the laws of the State of New York.

                         DESCRIPTION OF THE DEBENTURES

     Set forth below is a description of the specific terms of the Debentures in which the Issuer invested the proceeds from the issuance and sale of the Trust Securities. The Debentures were issued under a Junior Subordinated Indenture and a First Supplemental Indenture (collectively, the "Indenture") between the Company and Wilmington Trust, as trustee (the "Debenture Trustee"), copies of which are available for inspection at the corporate trust office of the Debenture Trustee in Wilmington, Delaware. This summary of certain terms and provisions of the Debentures and the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Indenture. Whenever particular defined terms of the Indenture are referred to herein, such defined terms are incorporated herein by reference.

GENERAL

     The Debentures are unsecured and rank junior and are subordinate in right of payment to all Senior Debt of the Company. The Debentures are limited in aggregate principal amount to $148.2 million, such amount being the sum of the aggregate stated liquidation preference of the Preferred Securities and capital contributed by the Company in exchange for the Common Securities. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Company, whether under the Indenture or any existing or other indenture that the Company may enter into in the future or otherwise. See "-- Subordination."

     Concurrently with the issuance of the Preferred Securities, the Issuer invested the proceeds thereof and the consideration paid by the Company for the Common Securities in the Debentures. The Debentures are in principal amount equal to the aggregate stated liquidation preference of the Preferred Securities plus the Company's concurrent investment in the Common Securities.

     The Debentures are not subject to any sinking fund provision. The entire principal amount of the Debentures will mature, and become due and payable, together with any accrued and unpaid interest thereon, on March 31, 2028.

INTEREST

     The Debentures bear interest at the annual rate of 6 3/4% per annum, payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, commencing on June 30, 1998 (each, an "Interest Payment Date"), to the person in whose name each Debenture is registered at the close of business on the Regular Record Date (as defined herein), subject to certain exceptions. Each Debenture will be held, until the liquidation, if any, of the Issuer, in the name of the Property Trustee in trust for the benefit of the holders of the Preferred Securities and the Common Securities. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay). Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law) at the stated rate per annum, compounded quarterly. The term "interest" as used herein includes quarterly interest payments, interest on quarterly interest payments not paid on the applicable Interest Payment Date and Additional Sums, as applicable.

GLOBAL SECURITIES

     If the Debentures are distributed to holders of the Preferred Securities in connection with the involuntary or voluntary dissolution of the Issuer, including a dissolution following the occurrence of a Special Event, the Debentures will be issued in the same form as the Preferred Securities which such Debentures replace. Any Global Certificate will be replaced by one or more global certificates (each a "Global Security") registered in the name of the depositary or its nominee. Except under the limited circumstances described below, the Debentures represented by the Global Securities will not be exchangeable for, and will not otherwise be issuable as, Debentures in definitive form. The Global Securities described above may not be transferred except by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or to a successor depositary or its nominee.

     The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in such a Global Security.

     Except as provided below, owners of beneficial interests in such a Global Security will not be entitled to receive physical delivery of Debentures in definitive form and will not be considered the holders thereof for any purpose under the Indenture, and no Global Security representing Debentures shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the depositary or its nominee or to a successor depositary or its nominee. Accordingly, each beneficial owner of Preferred Securities must rely on the procedures of DTC or if such person is not a participant, on the procedures of the participant through which such person owns its interest to exercise any rights of a holder under the Indenture.

     If Debentures are distributed to holders of Preferred Securities in liquidation of such holders' interests in the Issuer and a Global Security is issued, DTC will act as securities depositary for the Debentures represented by such Global Security. For a description of DTC and the specific terms of the depositary arrangements, see "Description of the Preferred Securities -- Form, Transfer, Exchange and Book-Entry Procedures." As of the date of this Prospectus, the description therein of DTC's book-entry system and DTC's practices as they relate to purchases, transfers, notices and payments with respect to the Preferred Securities apply in all material respects to any debt obligations represented by one or more Global Securities held by DTC. The Company may appoint a successor to DTC or any successor depositary in the event DTC or such depositary is unable or unwilling to continue as a depositary for the Global Securities.

     None of the Company, the Initial Purchasers, the Debenture Trustee, any Paying Agent or the Securities Registrar have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Security representing such Debentures or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     A Global Security shall be exchangeable for Debentures registered in the names of persons other than DTC or its nominee only if (i) DTC notifies the Company that it is unwilling or unable to continue as a depositary for such Global Debenture and no successor depositary shall have been appointed by the Company within 90 days, (ii) if at any time DTC ceases to be a clearing agency registered under the Exchange Act at a time when DTC is required to be so registered to act as such depositary and no successor depositary shall have been appointed by the Company within 90 days, (iii) the Company in its sole discretion determines that such Global Security shall be so exchangeable, or
(iv) there shall have occurred and be continuing an Event of Default with respect to such Global Security. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for definitive certificates registered in such names as DTC shall direct. It is expected that such instructions will be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in such Global Security. In the event that Debentures are issued in definitive form, such Debentures will be in denominations of $50 and integral multiples thereof and may be transferred or exchanged at the offices described in "-- Payment and Paying Agents" below.

PAYMENT AND PAYING AGENTS

     Payments on Debentures represented by a Global Security will be made to DTC, as the depositary for the Debentures. In the event Debentures are issued in definitive form, principal of and premium, if any, and any interest on Debentures will be payable, the transfer of the Debentures will be registrable, and the Debentures will be exchangeable for Debentures of other denominations of a like aggregate principal amount at the corporate office of the Debenture Trustee in Wilmington, Delaware or at the office of such Paying Agent or Paying Agents as the Company may designate, except that at the option of the Company payment of any interest may be made (i) by check mailed to the address of the Person (as defined in the Indenture) entitled thereto as such address shall appear in the securities register or (ii) by wire transfer to an account maintained by the Person entitled thereto as specified in the securities register, provided that proper transfer instructions have been received by the Regular Record Date. Payment of any interest on Debentures will be made to the Person in whose name such Debentures are registered at the close of business on the Regular Record Date for such interest, except in the case of Defaulted Interest. The "Regular Record Date" for the interest payable on any Interest Payment Date shall be the fifteenth day (whether or not a Business Day) next preceding such Interest Payment Date. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent.

     Any monies deposited with the Debenture Trustee or any Paying Agent, or then held by the Company in trust, for the payment of the principal of and premium, if any, or interest on any Debentures and remaining unclaimed for two years after such principal and premium, if any, or interest has become due and payable shall, at the request of the Company, be repaid to the Company and the holder of such Debentures shall thereafter look, as a general unsecured creditor, only to the Company for payment thereof.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

     So long as no Debenture Event of Default under the Indenture has occurred and is continuing, the Company has the right under the Indenture to defer the payment of interest (including any Liquidated Damages) on the Debentures at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each Extension Period, provided that no Extension Period may extend beyond the stated maturity of the Debentures. At the end of such Extension Period, the Company must pay all interest then accrued and unpaid (together with interest thereon at the stated annual rate, compounded quarterly, to the extent permitted by applicable law). During an Extension Period, interest will continue to accrue and holders of Debentures (or holders of Preferred Securities while the Preferred Securities are outstanding) will be required to recognize interest income for United States Federal income tax purposes. See "Certain United States Federal Income Tax Consequences -- Interest Income and Original Issue Discount."

     During any such Extension Period, the Company may not, and may not cause any subsidiary to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any shares of the Company's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees of indebtedness for money borrowed) of the Company that rank pari passu with or junior to the Debentures (other than (a) any dividend, redemption, liquidation, interest, principal or guarantee payment by the Company where the payment is made by way of securities (including capital stock) that rank pari passu with or junior to the securities on which such dividend, redemption, interest, principal or guarantee payment is being made,
(b) redemptions or purchases of any Rights pursuant to the Company's Rights Agreement and the declaration of a dividend of such Rights or the issuance of Common Shares under such agreement in the future, (c) payments under the Guarantee and any similar guarantees issued by the Company on behalf of the holders of preferred securities issued by any trust or other issuer holding debentures of any series, (d) purchases of Common Shares related to the issuance of Common Shares under the Benefits Trust or any of the Company's benefit plans for its directors, officers or employees, (e) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one series or class of the Company's capital stock for another series or class of the Company's capital stock, and (f) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged). Prior to the termination of any such Extension Period, the Company may further extend the interest payment period, provided that no Extension Period may exceed 20 consecutive quarters or extend beyond the stated maturity of the Debentures. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date, the Company may elect to begin a new Extension Period subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company shall give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election to begin any Extension Period at least one Business Day prior to the earlier of (i) the record date for the date Distributions on the Preferred Securities (or, if no Preferred Securities are outstanding, for the date interest on the Debentures) would have been payable except for the election to begin such Extension Period and (ii) the date the Property Trustee is (or, if no Preferred Securities are outstanding, the Debenture Trustee is) required to give notice Nasdaq or other applicable self-regulatory organization or to holders of such Preferred Securities (or, if no Preferred Securities are outstanding, to the holders of such Debentures) of such record date. The Debenture Trustee and the Property Trustee shall give notice of the Company's election to begin an Extension Period to the holders of the Debentures and the Preferred Securities, respectively.

MANDATORY REDEMPTION

     Upon repayment at maturity or as a result of acceleration upon the occurrence of a Debenture Event of Default, the Company will redeem the Debentures, in whole but not in part, at a redemption price equal to 100% of the principal amount thereof, together with any accrued and unpaid interest thereon. Any payment pursuant to this provision shall be made prior to 12:00 noon, Eastern Standard Time, on the date of such repayment or acceleration. The Debentures are not entitled to the benefit of any sinking fund or, except as set forth above or as a result of acceleration, any other provision for mandatory prepayment.

OPTIONAL REDEMPTION

     On and after March 31, 2002, and subject to the next succeeding sentence, the Company will have the right, at any time and from time to time, to redeem the Debentures, in whole or in part, upon notice given as provided below, during the twelve month periods beginning on March 31 in each of the following years and at the indicated redemption prices (expressed as a percentage of the principal amount of the Debentures being redeemed), together with any accrued but unpaid interest on the portion being redeemed:

                                    REDEMPTION
               YEAR                   PRICE
               ----                 ----------
2002...............................  104.050%
2003...............................  103.375%
2004...............................  102.700%
2005...............................  102.025%
2006...............................  101.350%
2007...............................  100.675%
2008 and thereafter................  100.000%

     For so long as the Issuer is the holder of all the outstanding Debentures, the proceeds of any such redemption will be used by the Issuer to redeem Preferred Securities and Common Securities in accordance with their terms. The Company may not redeem the Debentures in part unless all accrued and unpaid interest has been paid in full on all outstanding Debentures. See "Description of the Preferred Securities -- Optional Redemption."

     The Company also has the right to redeem the Debentures, at the principal amount thereof plus accrued and unpaid interest, at any time after March 31, 2002 if a Tax Event shall occur and be continuing as described in "Description of the Preferred Securities -- Special Event Exchange or Redemption."

REDEMPTION PROCEDURES

     Notices of any redemption of the Debentures and the procedures for such redemption shall be as provided with respect to the Preferred Securities under "Description of the Preferred Securities -- Redemption Procedures." Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Debentures to be redeemed at its registered address. Unless the Company defaults in payment of the redemption price, on and after the redemption date interest shall cease to accrue on such Debentures or portions thereof called for redemption.

DISTRIBUTION OF DEBENTURES

     At any time, the Company has the right to dissolve the Issuer and, after satisfaction of the liabilities of creditors of the Issuer as provided by applicable law, cause the Debentures to be distributed to the holders of the Preferred Securities in liquidation of the Issuer. If distributed to holders of Preferred Securities in liquidation, the Debentures will initially be issued in the form of one or more Global Securities and DTC, or any successor depositary for the Preferred Securities, will act as depositary for the Debentures. It is anticipated that the depositary arrangements for the Debentures would be substantially identical to those in effect for the Preferred Securities. There can be no assurance as to the market price of any Debentures that may be distributed to the holders of Preferred Securities. For a description of DTC and the terms of the depositary matters, see " -- Global Securities."

CONVERSION OF THE DEBENTURES

     The Debentures are convertible at the option of the holders of the Debentures into Common Shares, at any time prior to redemption or maturity, initially at the rate of 3.1746 Common Shares for each $50 in principal amount of Debentures (equivalent to a conversion price of $15.75 per Common Share), subject to the conversion price adjustments described under "Description of the Preferred Securities -- Conversion Rights." The Issuer has covenanted, for so long as the Preferred Securities are outstanding, not to convert Debentures except pursuant to a notice of conversion delivered to the Conversion Agent by a holder of Preferred Securities. Upon surrender of such Preferred Securities to the Conversion Agent for conversion, the Issuer will distribute the commensurate principal amount of the Debentures to the Conversion Agent on behalf of the holder of every Preferred Security so converted, whereupon the Conversion Agent will convert such Debentures into Common Shares on behalf of such holder. The Company's delivery to the holders of the Debentures (through the Conversion Agent) of the fixed number of shares of Common Shares into which the Debentures are convertible (together with the cash payment, if any, in lieu of fractional shares) will be deemed to satisfy the Company's obligation to pay the principal amount of the Debentures, and the accrued and unpaid interest attributable to the period from the last date to which interest has been paid or duly provided for.

MODIFICATION OF INDENTURE

     From time to time, the Company and the Debenture Trustee may, without the consent of the holders of Debentures, amend, waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interests of the holders of the Debentures, or the holders of the Preferred Securities so long as they remain outstanding) and qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act. The Indenture contains provisions permitting the Company and the Debenture Trustee, with the consent of the holders of not less than a majority in principal amount of the outstanding Debentures, to modify the Indenture in a manner affecting the rights of the holders of the Debentures; provided that no such modification may, without the consent of the holder of each outstanding Debenture so affected, (i) change the stated maturity of the Debentures, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon (other than deferrals of the payments of interest as described under "-- Option to Extend Interest Payment Period") or reduce the premium payable upon termination thereof, or impair any right to institute suit for the enforcement of any such payment, or adversely affect the subordination provisions of the Indenture or any right to convert any Debentures or (ii) reduce the percentage of principal amount of Debentures, the holders of which are required to consent to any such modification of the Indenture, provided that, so long as any of the Preferred Securities remain outstanding, (a) no such modification may be made that adversely affects the holders of such Preferred Securities in any material respect, and no termination of the Indenture may occur, and no waiver of any Debenture Event of Default or compliance with any covenant under the Indenture may be effective, without the prior consent of the holders of at least a majority in aggregate liquidation preference of the Preferred Securities then outstanding unless and until the principal and any premium on the Debentures and all accrued and unpaid interest thereon has been paid in full and (b) where a consent under the Indenture would require the consent of each holder of Debentures, no such consent will be given by the Property Trustee without the prior consent of each holder of the Preferred Securities.

DEBENTURE EVENTS OF DEFAULT

     The Indenture provides that any one or more of the following described events that has occurred and is continuing constitutes an event of default with respect to such Debentures (a "Debenture Event of Default"):

          (i) failure for 30 days to pay any interest on the Debentures, when due (subject to the deferral of any due date in the case of an Extension Period);

          (ii) failure to pay any principal or premium, if any, on the Debentures when due whether at maturity, upon redemption by declaration or otherwise;

          (iii) failure by the company to deliver Common Shares upon an appropriate election by holders of Debentures to convert such Debentures;

          (iv) failure to observe or perform in any material respect certain other covenants contained in the Indenture for 90 days after written notice to the Company from the Debenture Trustee or to the Debenture Trustee and the Company from the holders of at least 25% in aggregate outstanding principal amount of such Debentures; or

          (v) certain events of bankruptcy, insolvency or reorganization of the Company.

     The holders of a majority in aggregate outstanding principal amount of the Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee or exercising any trust or power conferred on the Trustee consistent with the Indenture. The Debenture Trustee or the holders of not less than 25% in aggregate principal amount of the Debentures then outstanding may declare the principal due and payable immediately upon a Debenture Event of Default, and, should the Debenture Trustee or the holders of the Debentures fail to make such declaration, the holders of at least 25% in aggregate liquidation preference of the Preferred Securities then outstanding shall have such right. The holders of a majority in aggregate outstanding principal amount of the Debentures may annul and rescind such declaration if the default (other than the non-payment of the principal of the Debentures which has become due solely by such acceleration) has been cured or waived and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee and, should the holders of the Debentures fail to annul and rescind such declaration, the holders of a majority in aggregate liquidation preference of the Preferred Securities then outstanding shall have such right.

     The holders of a majority in aggregate outstanding principal amount of the Debentures affected thereby may, on behalf of the holders of all the Debentures, waive any past default, except a default in the payment of principal or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Debenture and, should the holders of the Debentures fail to annul such declaration and waive such default, the holders of a majority in aggregate liquidation preference of the Preferred Securities shall have such right. The Company is required to file annually with the Debenture Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Indenture.

     In case a Debenture Event of Default shall occur and be continuing as to the Debentures, the Property Trustee will have the right to declare the principal of and the interest on the Debentures and any other amounts payable under the Indenture to be forthwith due and payable and to enforce its other rights as a creditor with respect to the Debentures.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF PREFERRED SECURITIES

     If a Debenture Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Debentures on the date such interest or principal is otherwise payable, a holder of Preferred Securities may institute a Direct Action for payment after the respective due date specified in the Debentures. The Company may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Preferred Securities. Notwithstanding any payment made to such holder of Preferred Securities by the Company in connection with a Direct Action, the Company shall remain obligated to pay the principal of or interest on the Debentures held by the Issuer or the Property Trustee, and the Company shall be subrogated to the rights of the holder of such Preferred Securities with respect to payments on the Preferred Securities to the extent of any payments made by the Company to such holder in any Direct Action.

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

     The Indenture provides that the Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and no Person shall consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless (i) in case the Company consolidates with or merges into another Person or conveys, transfers or leases its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any state or the District of Columbia, and such successor Person expressly assumes, by a supplemental indenture, the Company's obligations on the Debentures and under the Indenture; (ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, shall have happened and be continuing;
(iii) such transaction is permitted under the Trust Agreement and the Guarantee and does not give rise to any breach or violation of the Trust Agreement or the Guarantee; and (iv) certain other conditions as prescribed in the Indenture are met.

     The general provisions of the Indenture do not afford holders of the Debentures protection in the event of a highly leveraged or other transaction involving the Company that may adversely affect holders of the Debentures.

EXPENSES OF ISSUER

     Pursuant to the Indenture, the Company pays and will pay all of the costs, expenses or liabilities of the Issuer, other than obligations of the Issuer to pay to the holders of any Preferred Securities the amounts due such holders pursuant to the terms of the Preferred Securities.

SATISFACTION AND DISCHARGE

     The Indenture provides that when, among other things, all Debentures not previously delivered to the Debenture Trustee for cancellation (i) have become due and payable or (ii) will become due and payable at their stated maturity within one year or are to be properly called for redemption within one year, and the Company deposits or causes to be deposited with the Debenture Trustee trust funds, in trust, for the purpose and in an amount in the currency or currencies in which the Debentures are payable sufficient to pay and discharge the entire indebtedness on the Debentures not previously delivered to the Debenture Trustee for cancellation, for the principal and premium, if any, and interest to the date of the deposit or to the stated maturity, as the case may be, then the Indenture will cease to be of further effect (except as to the Company's obligations to pay all other sums due pursuant to the Indenture and to provide the officers' certificates and opinions of counsel described therein), and the Company will be deemed to have satisfied and discharged the Indenture.

SUBORDINATION

     In the Indenture, the Company covenanted and agreed that any Debentures issued thereunder are subordinate and junior in right of payment to all Senior Debt (as defined below) of the Company whether now existing or hereinafter incurred. Upon any payment or distribution of assets of the Company to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of the Company, the holders of Senior Debt are first entitled to receive payment in full of principal of and premium, if any, and interest, if any, on such Senior Debt before the Property Trustee, on behalf of the holders of the Debentures, are entitled to receive or retain any payment in respect of the principal of and premium, if any, or interest, if any, on the Debentures.

     In the event of the acceleration of the maturity of any Debentures, the holders of all Senior Debt outstanding at the time of such acceleration are first entitled to receive payment in full of all amounts due thereon (including any amounts due upon acceleration) before the holders of Debentures are entitled to receive or retain any payment in respect of the principal of or premium, if any, or interest, if any, on the Debentures.

     No payments on account of principal (or premium, if any) or interest, if any, in respect of the Debentures may be made if there shall have occurred and be continuing a default in any payment with respect to Senior Debt, or an event of default with respect to any Senior Debt resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default.

     "Debt" means, with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed; (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person; (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of such Person; and (vi) every obligation of the type referred to in clauses (i) through (v) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or for which such Person is responsible or liable, directly or indirectly, as obligor or otherwise.

     "Senior Debt" means the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not such claim for post-petition interest is allowed in such proceeding), on Debt of the Company, whether incurred on or prior to the date of the Indenture or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the Debentures or to other Debt which is pari passu with or subordinated to the Debentures, provided, however, that Senior Debt is not deemed to include:

          (i) any Debt of the Company which, when incurred and without respect to any election under Section 1111(b) of the Bankruptcy Reform Act of 1978, was without recourse to the Company,

          (ii) any Debt of the Company to any of its subsidiaries,

          (iii) Debt to any employee of the Company,

          (iv) any liability for taxes,

          (v) Debt or other monetary obligations to trade creditors or assumed by the Company or any of its subsidiaries in the ordinary course of business in connection with the obtaining of goods, materials or services, and

          (vi) the Debentures.

     The Indenture places no limitation on the amount of additional Senior Debt that may be incurred by the Company.

GOVERNING LAW

     The Indenture and the Debentures are governed by and construed in accordance with the laws of the State of New York.

INFORMATION CONCERNING THE DEBENTURE TRUSTEE

     The Debenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

          RELATIONSHIP AMONG THE PREFERRED SECURITIES, THE DEBENTURES
                               AND THE GUARANTEE

FULL AND UNCONDITIONAL GUARANTEE

     Payments of Distributions and other amounts due on the Preferred Securities (to the extent the Issuer has funds available for the payment of such Distributions) are irrevocably guaranteed by the Company as and to the extent set forth under "Description of the Guarantee." Taken together, the Company's obligations under the Debentures, the Indenture, the Trust Agreement and the Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer's obligations under the Preferred Securities. If and to the extent that the Company does not make payments on the Debentures, the Issuer will not pay Distributions or other amounts due on the Preferred Securities. The Guarantee does not cover payment of Distributions when the Issuer does not have sufficient funds to pay such Distributions. In such event, then the holders of Preferred Securities shall rely on the Property Trustee to enforce its rights as a holder of the Debentures against the Company. If the Property Trustee fails to exercise its rights as a holder of the Debentures after a request therefor by a holder of Preferred Securities, such holder may institute a Direct Action directly against the Company to enforce payment of such Distributions to such holder after the respective due dates. The obligations of the Company under the Guarantee are subordinate and junior in right of payment to all other liabilities of the Company and will rank pari passu with the most senior preferred stock, if any, now or hereafter issued by the Company and with any guarantee now or hereafter entered into by the Company in respect of any preferred or preference stock of any affiliate of the Company.

SUFFICIENCY OF PAYMENTS

     As long as payments of interest and other payments are made when due on the Debentures, such payments will be sufficient to cover Distributions and other payments due on the Preferred Securities, primarily because (i) the aggregate principal amount of the Debentures is equal to the sum of the aggregate stated liquidation preference of the Preferred Securities and Common Securities; (ii) the interest rate and interest and other payment dates on the Debentures matches the Distribution rate and Distribution and other payment dates for the Preferred Securities; (iii) the Company pays for all and any costs, expenses and liabilities of the Issuer except the Issuer's obligations to holders of the Preferred Securities under such Preferred Securities; and (iv) the Trust Agreement further provides that the Issuer will not engage in any activity that is not consistent with the limited purposes of the Issuer.

     Notwithstanding anything to the contrary in the Indenture, the Company has the right to set off any payment it is otherwise required to make thereunder with and to the extent the Company has theretofore made, or is concurrently on the date of such payment making, a payment under the Guarantee.

ENFORCEMENT RIGHTS OF HOLDERS OF PREFERRED SECURITIES

     A holder of any Preferred Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Issuer or any other person or entity.

     A default or event of default under any Senior Debt of the Company will not constitute a default under the Indenture or a Debenture Event of Default. However, in the event of payment defaults under, or acceleration of, Senior Debt of the Company, the subordination provisions of the Indenture provide that no payments may be made in respect of the Debentures, until such Senior Debt has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on the Debentures would constitute a Debenture Event of Default.

LIMITED PURPOSE OF ISSUER

     The Preferred Securities evidence a beneficial interest in the Issuer, and the Issuer exists for the sole purposes of issuing the Preferred Securities and Common Securities, investing the proceeds thereof in the Debentures and distributing the Issuer's income as provided in the Trust Agreement. A principal difference between the rights of a holder of Preferred Securities and a holder of Debentures is that a holder of Debentures is entitled to receive from the Company the principal amount of and interest accrued on Debentures held, while a holder of Preferred Securities is entitled to receive Distributions from the Issuer (or from the Company under the Guarantee) if and to the extent the Issuer has funds available for the payment of such Distributions.

RIGHTS UPON DISSOLUTION

     Upon any voluntary or involuntary dissolution of the Issuer involving the liquidation of the Debentures, after satisfaction of the liabilities of creditors of the Issuer as provided by applicable law, the holders of the Preferred Securities are entitled to receive, out of assets held by the Issuer, the Liquidation Distribution in cash. See "Description of the Preferred Securities -- Liquidation Distribution upon Dissolution." Upon any voluntary or involuntary liquidation or bankruptcy of the Company, the Property Trustee, as holder of the Debentures, would be a subordinated creditor of the Company, subordinated in right of payment to all Senior Debt, but entitled to receive payment in full of principal and interest before any stockholders of the Company receive payments or distributions. Since the Company is the guarantor under the Guarantee and has agreed to pay for all costs, expenses and liabilities of the Issuer (other than the Issuer's obligations to the holders of the Preferred Securities), the positions of a holder of such Preferred Securities and a holder of such Debentures relative to other creditors and to stockholders of the Company in the event of liquidation or bankruptcy of the Company is substantially the same.

                          DESCRIPTION OF CAPITAL STOCK

     The authorized capital stock of the Company consists of 80,000,000 Common Shares, without par value, and 5,000,000 preferred shares, without par value (the "Preferred Shares"). The following summary description of the capital stock of the Company does not purport to be complete and is qualified in its entirety by reference to the Company's Articles of Incorporation, as amended (the "Articles of Incorporation" or the "Articles").

COMMON SHARES

     The holders of Common Shares are entitled to receive dividends when, as and if declared from time to time by the Board of Directors out of funds legally available therefor. The Common Shares have no preemptive rights or conversion rights and are not subject to further calls or assessments by the Company. There are no redemption or sinking fund provisions applicable to the Common Shares. All currently outstanding Common Shares are, and the Common Shares being sold by the Company will be, duly authorized, validly issued, fully paid and nonassessable. The holders of Common Shares, upon proper notice, have the right to vote cumulatively in the election of directors. The Board of Directors consists of ten members divided into three classes of three, four and three members, respectively. The directors of the class elected at each Annual Meeting of Shareholders hold office for a term of three years. The Articles can be amended by the affirmative vote of the holders of at least two-thirds of the Company's then outstanding shares having voting power thereon.

PREFERRED SHARES

     The Articles of Incorporation of the Company authorize 5,000,000 Preferred Shares, without par value. The Board of Directors has the authority to issue Preferred Shares in one or more series and to fix the rights, preferences, privileges and restrictions, including the dividend rights, dividend rate, conversion rights, terms of redemption (including sinking fund provisions), redemption price or prices, liquidation preferences and the number of shares constituting any series or the designation of such series, without further action by the shareholders. The holders of Preferred Shares are entitled to one vote per Preferred Share upon all matters presented the shareholders and vote together with the holders of Common Shares as one class on all matters, except as otherwise provided by the Articles of Incorporation or required by law. The Board of Directors has represented that Preferred Shares will not be issued (i) for any defensive or antitakeover purpose, (ii) to implement any shareholder rights plan, or (iii) with features intended to make any attempted acquisition of the Company more difficult or costly. Furthermore, the Board of Directors has represented that no Preferred Shares will be issued to any individual or group for the purpose of creating a block of voting power to support management on a controversial issue.

BENEFITS TRUST

     The Company has established the Benefits Trust pursuant to which Wachovia Bank, N.A., as Trustee, has subscribed for 5,000,000 Common Shares of the Company to be paid for over the 15-year term of the Benefits Trust. The proceeds from the sale of the Common Shares will be used to fund Company obligations under various employee benefit plans and to pay cash bonuses and other similar employee related Company obligations. Under Ohio law, the subscribed for Common Shares are deemed to be issued and outstanding for voting and dividend purposes, but will not be fully paid and nonassessable until payment for such Common Shares is received as provided in the Benefits Trust. According to generally accepted accounting principles, none of the 5,000,000 Common Shares will be deemed outstanding for purposes of calculating earnings per share until payment is received for the Common Shares as provided in the Benefits Trust. As of March 31, 1998, 220,000 of the Common Shares had been released from the Benefits Trust.

OTHER MATTERS

     Code of Regulations. The Company's Code of Regulations, as amended (the "Code of Regulations"), provides that the Board of Directors shall be divided into three classes and requires that any proposal to increase or decrease the number of directors be approved by the vote of the holders of a majority of shares entitled to vote on the proposal; provided, however, that the number of directors of any class shall not consist of less than three directors. Moreover, the Code of Regulations provides that directors may be removed from office by the vote of the holders of two-thirds of the voting power entitled to elect directors in place of those removed; provided, however, that unless all the directors of a particular class are removed, no individual director may be removed without cause if a sufficient number of shares are cast against such removal, such number being that which, if cumulatively voted at an election for all the directors, or all the directors of a particular class, as the case may be, would be sufficient to elect at least one director. The purpose of these provisions is to prevent directors from being removed from office prior to the expiration of their respective terms, thus protecting the safeguards inherent in the classified Board structure unless dissatisfaction with the performance of one or more directors is widely shared by the Company's shareholders. These provisions could also have the effect of increasing the amount of time required for an acquiror to obtain control of the Company by electing a majority of the Board of Directors and may also make the removal of incumbent management more difficult and discourage or render more difficult certain mergers, tender offers, proxy contests, or other potential takeover proposals. To the extent that these provisions have the effect of giving management more bargaining power in negotiations with a potential acquiror, they could result in management using the bargaining power not only to try to negotiate a favorable price for an acquisition, but also to negotiate favorable terms for management.

     Business Combinations. Under the Articles, the affirmative vote of not less than 80% of the outstanding Common Shares is required for the approval or authorization of any Business Combination (as hereinafter defined) involving the Company and an Interested Party (as hereinafter defined). This provision does not apply to Business Combinations with Interested Parties which have been approved by a majority of Continuing Directors (as hereinafter defined) or which satisfy certain provisions of the Articles relating to the consideration to be paid to the holders of Common Shares by the Interested Party. For purposes of the Articles, the term "Business Combination" means (i) any merger or consolidation involving both the Company and the Interested Party, or a subsidiary of either of them, (ii) any sale, lease, transfer or other disposition of assets of the Interested Party, (iii) adoption of a plan of liquidation or dissolution, (iv) issuance or transfer by the Company or a subsidiary to an Interested Party of any securities with a market value of $2 million or more, or (v) any recapitalization, reclassification or other transaction which would have the effect of increasing the Interested Party's voting power in the Company. The term "Interested Party" means (i) any individual, corporation, partnership or other person or entity which, together with its affiliates or associates, is a beneficial owner of 10% or more of the aggregate voting power of any class of capital stock of the Company entitled to vote generally in the election of directors, and (ii) any affiliate or associate of such individual, corporation, partnership or other person or entity. The term "Continuing Director" means any director who is not an affiliate of an Interested Party and who was a member of the Board of Directors of the Company immediately prior to the time that the Interested Party involved in a Business Combination became an Interested Party, and any successor to a Continuing Director who is not such an affiliate and who is nominated to succeed a Continuing Director by a majority of the Continuing Directors in office at the time of such nomination.

     Certain Provisions of Ohio Law. The Company is subject to certain provisions of Ohio law which may discourage or render more difficult an unsolicited takeover of the Company. Among these are provisions that (i) prohibit certain mergers, sales of assets, issuance or purchases of securities, liquidation or dissolution, or reclassification of the then outstanding shares of an Ohio corporation involving certain holders or stock representing 10% or more of the voting power (other than present shareholders), unless (a) such transactions are approved by the directors prior to the 10% shareholder becoming such, (b) the acquisition of 10% of the voting power is approved by the directors prior to the 10% shareholders becoming such, or (c) such transactions involve a 10% shareholder which has been such for at least three years and the transaction is approved by holders of two-thirds of the voting power of the Company and the holders of a majority of the voting power not owned by the 10% shareholders or certain minimum price and form of consideration requirements are met; and (ii) provide Ohio corporations, or in certain circumstances the shareholders of an Ohio corporation, a cause of action to recover profits realized under certain circumstances by persons who dispose of securities of a corporation within 18 months of proposing to acquire such corporation.

     In addition, the acquisition of shares entitling the holder to execute certain levels of voting power of the Company (one-fifth or more, one-third or more, or a majority) can be made only with the prior authorization of (i) the holders of at least a majority of the total voting power and (ii) the holders of at least a majority of the total voting power held by shareholders other than the proposed acquiror, officers of the Company elected or appointed by the directors, and directors who are also employees and excluding certain shares that are transferred after the announcement of the proposed acquisition and prior to the vote with respect to the proposed acquisition.

     Rights Plan. On April 25, 1989, the Board of Directors of the Company adopted a Shareholder Rights Plan pursuant to a Rights Agreement (as amended from time to time, or any successor to, or replacement of, such agreement being hereinto referred to as the "Rights Agreement"), entered into by and between the Company and a Cleveland, Ohio bank, and declared a dividend distribution of one Right (as defined in the Rights Agreement) for each outstanding Common Share, which was paid to shareholders on May 10, 1989. The Rights are also issuable to all holders of Common Shares issued after May 10, 1989. The Rights are not exercisable until the earlier to occur of (i) ten days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired beneficial ownership of 20% or more of the outstanding Common Shares of the Company or (ii) ten business days following the commencement of, or announcement of an intention to make a tender offer or exchange offer for 20% or more of the outstanding Common Shares of the Company (the earlier of such dates being called the "Distribution Date"). Once exercisable, each Right entitles the registered holder to purchase from the Company one Common Share at the then-current exercise price per Common Share, which currently is $11.188.

     In the event that the Company is acquired in a merger or other business combination transaction, or 50% or more of its consolidated assets or earning power are sold, proper provision shall be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction would have a market value of two times the exercise price of the Right. In the event that (i) any person becomes an Acquiring Person (unless such person first acquires 20% or more of the outstanding Common Shares by a purchase pursuant to a tender offer for all of the Common Shares for cash, which purchase increases such person's beneficial ownership to 80% or more of the outstanding Common Shares) or (ii) during such time as there is an Acquiring Person, there shall be a reclassification of securities or a recapitalization or reorganization of the Company or other transaction or series of transactions involving the Company which has the effect of increasing by more than 1% the proportionate share of the outstanding shares of any class of equity securities of the Company or any of its subsidiaries beneficially owned by the Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise that number of Common Shares having a market value of two times the exercise price of the Right.

     In addition, if a bidder who does not beneficially own more than 1% of the Common Shares (and who has not within the past year owned in excess of 1% of the Common Shares and, at a time he held such greater than 1% stake, disclosed, or caused the disclosure of, an intention which relates to or would result in the acquisition or influence of control of the Company) proposes to acquire all of the Common Shares (and all other shares of capital stock of the Company entitled to vote with the Common Shares in the election of directors or on mergers, consolidations, sales of all or substantially all of the Company's assets, liquidations, dissolutions or windings up) for cash at a price which a nationally recognized investment banker selected by such bidder states in writing is fair, and such bidder has obtained written financing commitments (or otherwise has financing) and complies with certain procedural requirements, then the Company, upon the request of the bidder, will hold a special shareholders meeting to vote on a resolution requesting the Board of Directors to accept the bidder's proposal. If a majority of the outstanding shares entitled to vote on the proposal vote in favor of such resolution, then for a period of 60 days after such meeting the Rights will be automatically redeemed at the Redemption Price (as defined in the Rights Agreement) immediately prior to the consummation of any tender offer for all of such shares at a price per share in cash equal to or greater than the price offered by such bidder; provided, however, that no redemption will be permitted or required after the acquisition by any person or group of affiliated or associated persons of beneficial ownership of 20% or more of the outstanding Common Shares. The Rights, which have no voting power, will expire on May 10, 1999 unless earlier redeemed by the Company as described above.

     Director and Officer Indemnification. The Company's Code of Regulations contains provisions indemnifying directors and officers of the Company to the fullest extent permitted by law and providing for the advancement of expenses incurred in connection with an action upon the receipt of an appropriate undertaking to repay said amount if it is determined that the individual in question is not entitled to indemnification. The Company has also entered into indemnity agreements pursuant to which it has agreed, among other things, to indemnify its directors for settlement in derivative actions. The Company also has purchased a Director and Officer liability insurance policy (the "D & O Insurance"), a copy of which is an exhibit to the Company's Annual Report on Form 10-K.

     General. It is possible that the division of the Board of Directors of the Company into classes provided for in the Code of Regulations and the other provisions of the Code of Regulations discussed above, the heightened shareholder voting requirements applicable to certain proposed business combination transactions, the provisions of Ohio law, and the Rights Plan may discourage other persons from making a tender offer for or acquisitions of substantial amounts of Common Shares. This could have an incidental effect of inhibiting changes in management and may also prevent temporary fluctuations in the market price of Common Shares which often result from actual or rumored takeover attempts. In addition, the indemnification provisions of the Code of Regulations, certain indemnity agreements between directors and officers and the Company and the D & O Insurance may have the effect of reducing the likelihood of derivative litigation against directors and deterring shareholders from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited the Company and the shareholders.

     Transfer Agent and Registrar. The Transfer Agent and Registrar for Common Shares is National City Bank, Cleveland, Ohio.

                      DESCRIPTION OF CERTAIN INDEBTEDNESS

REVOLVING CREDIT FACILITY

     In connection with the acquisition of Dickens Data, the Company entered a new credit facility with National City Bank, Cleveland, Ohio ("NCB") and other leading banks (the "Revolving Credit Facility"). The Revolving

Credit Facility replenished the previous $165,000,000 credit facilities and provides that NCB will act as agent and, with the other lenders in the bank syndicate, provides the Company with loans of up to $260,000,000 on a revolving credit basis. The Revolving Credit Facility expires on March 27, 2003. The Company pays a facility fee ranging from .25% to .375% on the total commitment. The interest rate available to the Company is, at its option, (i) a rate per annum equal to NCB's base rate, or (ii) a rate per annum ranging from the LIBOR rate plus .50% to the LIBOR rate plus 1.125% depending on the Company's performance with respect to certain financial tests. Advances under the Revolving Credit Facility are conditioned upon the absence of any defaults under the Revolving Credit Facility and other customary conditions.

     The Revolving Credit Facility contains customary restrictive covenants imposing limitations on the Company and its subsidiaries with respect to, among other things, incurring future indebtedness or liens, acquiring or conveying certain assets, changing the nature of the Company's business or failing to satisfy certain financial tests or maintaining certain financial ratios on a consolidated basis, including ratios with respect to minimum consolidated worth, fixed charge coverage ratio, interest coverage ratio and total funded debt to EBITDA and, on a Company only basis, with respect to interest coverage ratio.

8 1/2% SENIOR NOTES DUE 2006

     On August 7, 1996, the Company issued $150,000,000 of Notes under an indenture agreement ("Indenture Agreement"), dated as of August 1, 1996 between the Company and StarBank, N.A. Interest on the Notes, accruing from August 12, 1996, is payable at 8 1/2% per annum, subject to certain adjustments as provided for in the Indenture Agreement, on February 1 and August 1 of each year beginning February 1, 1997. The indebtedness evidenced by the Notes ranks pari passu in right of payment with all other unsubordinated indebtedness of the Company. The Notes were issued only in fully registered form, without coupons, are not redeemable prior to maturity and are subject to defeasance of certain covenants and certain events of default. Interest on the Notes may be subject to an increase to 9 1/2% under certain circumstances. This description of the Notes does not purport to be complete and is subject to and qualified in its entirety by reference to the Trust Indenture Act of 1939 and the provisions of the Notes and the Indenture Agreement.

             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of certain of the material United States Federal income tax consequences of the purchase, ownership, disposition and conversion of the Preferred Securities. Unless otherwise stated, this summary deals only with Preferred Securities held as capital assets. This summary does not deal with special classes of holders such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors, foreign taxpayers (except to the extent discussed under the heading "-- United States Alien Holders") or persons that will hold the Preferred Securities as a position in a "straddle," as part of a "synthetic security" or "hedge," as part of a "conversion transaction" or other integrated investment or as other than a capital asset. This summary also does not address the tax consequences to persons that have a functional currency other than the U.S. dollar. Further, it does not include any description of any alternate minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the Preferred Securities. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations thereunder and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis.

     INVESTORS ARE ADVISED TO CONSULT THEIR TAX ADVISORS AS TO THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF PREFERRED SECURITIES IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, AS WELL AS THE EFFECT OF ANY STATE, LOCAL, FOREIGN OR OTHER TAX LAWS AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

CLASSIFICATION OF THE DEBENTURES

     The Company has taken the position that the Debentures will be classified for United States Federal income tax purposes as indebtedness of the Company under current law and, by acceptance of Preferred Securities, each holder covenants to treat the Debentures as indebtedness and the Preferred Securities as evidence of an indirect beneficial ownership interest in the Debentures. No assurance can be given, however, that such position of the Company will not be challenged by the Internal Revenue Service or, if challenged, that such a challenge will not be successful. The remainder of this discussion assumes that the Debentures are classified as indebtedness of the Company for United States Federal income tax purposes.

CLASSIFICATION OF THE ISSUER

     In the opinion of Calfee, Halter & Griswold LLP, counsel to the Issuer and the Company, the Issuer will not be classified as an association taxable as a corporation for United States Federal income tax purposes. Accordingly, for United States Federal income tax purposes, each holder of Preferred Securities generally will be considered the owner of an undivided interest in the Debentures, and each holder is required to include in its gross income any interest (in the form of OID as defined below under the heading "-- Interest Income and Original Issue Discount") with respect to its allocable share of those Debentures.

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

     Under the Indenture, the Company has the option to defer the payment of interest on the Debentures at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each Extension Period, provided that no Extension Period may extend beyond the stated maturity of the Debentures. The Company's option to extend the interest period will cause the Debentures to be subject to the "original issue discount" ("OID") rules for United States Federal income tax purposes. Accordingly, regardless of a holder's regular method of accounting, a holder will recognize interest income (in the form of OID) on a daily basis under a constant yield method over the term of the Debentures (including during any Extension Period), regardless of the receipt of cash with respect to the period to which such income is attributable and regardless of whether the Company exercises its option to extend any interest payment period. The amount of OID that will be recognized in any quarter will approximately equal the amount of income that accrues on the Debentures in that quarter at the stated interest rate.

     As a result, holders will include interest (in the form of OID) in gross income in advance of the receipt of cash (which may be particularly significant during any Extension Period), and any such holders who dispose of Preferred Securities or convert Preferred Securities into Common Shares prior to the record date for the payment of distributions following such Extension Period will include interest in gross income but will not receive any cash related thereto from the Issuer.

     Because income on the Debentures constitutes interest, corporate holders are not entitled to a dividends-received deduction with respect to any income recognized with respect to the Debentures.

REDEMPTION OF PREFERRED SECURITIES FOR DEBENTURES OR CASH UPON DISSOLUTION OF THE ISSUER

     Under certain circumstances, the Debentures may be distributed to holders in exchange for the Preferred Securities. Under current law, such a distribution to holders, for United States Federal income tax purposes, would be treated as a nontaxable event to each holder, and each holder would receive an aggregate tax basis in the Debentures distributed equal to such holder's aggregate tax basis in its Preferred Securities exchanged therefor. A holder's holding period in the Debentures so received would include the period during which the Preferred Securities were held by such holder. If, however, the exchange is caused by a Tax Event which results in the Issuer being treated as an association taxable as a corporation, the distribution would likely constitute a taxable event to the Issuer and holders of the Preferred Securities.

     Under certain circumstances described herein (see "Description of the Preferred Securities -- Special Event Exchange or Redemption"), the Debentures may be redeemed for cash and the proceeds of such redemption distributed to holders in redemption of their Preferred Securities. Under current law, such a redemption would, for United States Federal income tax purposes, constitute a taxable disposition of the redeemed Preferred Securities, and a holder would recognize gain or loss in the same manner as if it sold such redeemed Preferred Securities for cash. See "-- Sales of Preferred Securities."

SALES OF PREFERRED SECURITIES

     A holder that sells Preferred Securities will recognize gain or loss equal to the difference between the amount realized on the sale of the Preferred Securities and the holder's adjusted tax basis in such Preferred Securities. The tax basis of a Preferred Security will be increased by the amount of any interest (in the form of OID) that is included in income, and will be decreased by the amount of any payment made by the Company on the Debentures. In general, such gain or loss will be a capital gain or loss and will be a long-term capital gain or loss if the Preferred Securities have been held for more than one year at the time of sale. Long-term capital gain of a noncorporate holder is subject to a maximum tax rate of 28% in respect of capital assets held for more than one year. The maximum tax rate is reduced to 20% for capital assets held for more than 18 months. Capital gain on the disposition of assets held for not more than one year is taxed at the rate applicable for ordinary income (i.e., up to 39.6% for noncorporate holders). There is no preferential United States Federal income tax rate for capital gains realized by corporations.

     The Preferred Securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying Debentures. A holder that disposes of its Preferred Securities between record dates for payments of distributions thereon will be required to include in income as ordinary income any accrued but unpaid interest (in the form of OID) on the Debentures to the date of disposition and to add such amount to its adjusted tax basis in its pro rata share of the underlying Debentures deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis, such holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States Federal income tax purposes.

CONVERSION OF PREFERRED SECURITIES INTO COMMON SHARES

     A holder of Preferred Securities generally will not recognize income, gain or loss upon the conversion of the Preferred Securities into Common Shares through the Conversion Agent. A holder of Preferred Securities will, however, recognize gain upon the receipt of cash in lieu of a fractional Common Share generally equal to the amount of cash received less such holder's tax basis in such fractional share. Such holder's tax basis in Common Shares received upon conversion should generally be equal to such holder's tax basis in the Preferred Securities delivered to the Conversion Agent for exchange (which will include any accrued but unpaid OID) less the basis allocated to any fractional share for which cash is received, and such holder's holding period in Common Shares received upon conversion should generally begin on the date such holder acquired the Preferred Securities that are subsequently delivered to the Conversion Agent for exchange.

     Holders of Preferred Securities should not recognize gain or loss upon expiration of the conversion rights. Such expiration should not effect a significant modification of the underlying Debentures within the meaning of applicable Treasury Regulations, and thus will not be considered a sale or exchange for purposes of United States Federal income taxation.

ADJUSTMENT OF CONVERSION PRICE

     Treasury Regulations promulgated under Section 305 of the Code would treat holders of Preferred Securities as having received a constructive distribution from the Company in the event the conversion ratio of the Debentures were adjusted if (i) as a result of such adjustment, the proportionate interest (measured by the quantum of Common Shares into or for which the Debentures are convertible or exchangeable) of the holders of the Preferred Securities in the assets or earnings and profits of the Company were increased and (ii) the adjustment were not made pursuant to a bona fide, reasonable anti-dilution formula. An adjustment in the conversion ratio would not be considered made pursuant to such a formula if the adjustment were made to compensate for certain taxable distributions with respect to Common Shares. Thus, under certain circumstances, a reduction in the conversion price for the holders may result in deemed dividend income to holders to the extent of the current or accumulated earnings and profits of the Company. Holders of the Preferred Securities would be required to include their allocable share of such deemed dividend income in gross income but would not receive any cash related thereto.

UNITED STATES ALIEN HOLDERS

     For purposes of this discussion, a "United States Alien Holder" is any corporation, individual, partnership, estate or trust that is, as to the United States, a foreign corporation, a non-resident alien individual, a foreign partnership, or a non-resident fiduciary of a foreign estate or trust.

     Under present United States Federal income tax law:

          (a) payments by the Trust or any of its paying agents to any holder of a Preferred Security who or which is a United States Alien Holder will not be subject to United States Federal withholding tax; provided, that (i) the beneficial owner of the Preferred Security does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote, (ii) the beneficial owner of the Preferred Security is not a controlled foreign corporation that is related to the Company through stock ownership, and (iii) either (A) the beneficial owner of the Preferred Security certifies its status as a United States Alien Holder to the Trust or its agent, under penalties of perjury, and provides its name and address or (B)(x) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution"), and holds the Preferred Security in such capacity, certifies to the Trust or its agent, under penalties of perjury, that such statement has been received from the beneficial owner by it or by a Financial Institution holding such security for the beneficial owner and furnishes the Trust or its agent with a copy thereof; or (y) with respect to payments after December 31, 1998, a "qualified intermediary" (which includes certain foreign financial institutions or clearing organizations which have entered into withholding agreements with the Internal Revenue Service and have received appropriate certification from the beneficial owner) provides the Trust or any of its paying agents with an intermediary withholding certificate;

          (b) dividends paid with respect to Common Shares to a United States Alien Holder generally will be subject to withholding of United States Federal income tax at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty), unless the dividend (i) is effectively connected with the conduct of a trade or business of the United States Alien Holder within the United States or (ii) if an income tax treaty applies, is attributable to a United States permanent establishment of the United States Alien Holder.

          (c) except to the extent that an applicable treaty otherwise provides, a United States Alien Holder generally will be taxed in the same manner as other holders with respect to interest (in the form of OID) or dividends if the income is effectively connected with a United States trade or business of the United States Alien Holder (effectively connected interest (in the form of OID) or dividends received by a corporate United States Alien Holder may also, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate or such lower rate as may be specified by an applicable income tax treaty);

          (d) a United States Alien Holder of a Preferred Security or Common Share generally will not be subject to United States Federal income or withholding tax on any gain (other than that attributable to accrued but unpaid interest (in the form of OID), which is taxable in the manner described above) realized upon the sale or other disposition of a Preferred Security or Common Share (including the receipt of cash in lieu of fractional shares upon conversion of Preferred Securities into Common Shares), unless (i)(A) the gain is effectively connected with the conduct of a trade or business of the United States Alien Holder in the United States or (B) if a tax treaty applies, the gain is attributable to a United States permanent establishment of the United States Alien Holder; (ii) in the case of the United States Alien Holder who is an individual and holds the Preferred Securities or Common Shares as a capital asset, such holder is present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions are met; (iii) the United States Alien Holder is subject to tax pursuant to the provisions of United States Federal income tax laws applicable to certain United States expatriates; or (iv)(A) the Company is or has been a "U.S. real property holding corporation" for United States Federal income tax purposes at any time during the five-year period ending on the date of disposition, or, if shorter, the period during which the United States Alien Holder held the Preferred Securities or Common Shares and (B) if the interest sold is considered stock that is "regularly traded on an established securities market" at any time during the year of disposition, the United States Alien Holder meets certain minimum ownership requirements; and

          (e) except to the extent that an applicable treaty otherwise provides, a United States Alien Holder generally will be taxed in the same manner as other holders with respect to gain on the sale or disposition of Preferred Securities or Common Shares if the gain is effectively connected with a United States trade or business of the United States Alien Holder (effectively connected gain realized by a corporate United States Alien Holder may also, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate or such lower rate as may be specified by an applicable income tax treaty).

     A United States Alien Holder who sells or otherwise disposes of Preferred Securities or Common Shares generally will recognize gain or loss that is subject to United States Federal income tax if (i) the Company is or has been a "U.S. real property holding corporation" during the period described in
(d)(iv)(A) above, and (ii) if the interest sold is considered stock that is "regularly traded on an established securities market" at any time during the calendar year of disposition, the United States Alien Holder meets certain minimum ownership requirements. The Company does not believe that it is a U.S. real property holding corporation as of the date hereof, although it has not determined or established whether it is now or will be a U.S. real property holding corporation.

     Under current United States Treasury regulations, dividends paid to an address in a foreign country are presumed to be paid to a resident of that country (unless the payor has knowledge to the contrary) for purposes of the withholding discussed above and, under the current interpretation of such regulations, for purposes of determining the applicability of an income tax treaty rate. Recently published final Treasury Regulations (the "1997 Withholding Regulations"), generally effective for payments after December 31, 1998, provide certain presumptions which differ from the presumption described above. Under the 1997 Withholding Regulations, a United States Alien Holder of Common Shares who wishes to claim the benefit of a treaty rate is required to satisfy applicable certification requirements. In addition, the 1997 Withholding Regulations provide that dividends paid to a United States Alien Holder of Common Shares, other than dividends paid outside the United States to certain offshore accounts, will generally be subject to "backup" withholding (see
"-- Backup Withholding" below) if the holder is not an "exempt recipient" and fails to satisfy applicable certification requirements.

INFORMATION REPORTING TO HOLDERS

     Generally, income on the Preferred Securities will be reported to noncorporate holders on Forms 1099, which forms will be mailed to holders of record prior to January 31 following each calendar year.

BACKUP WITHHOLDING

     Payments made on, and proceeds from the sale of, Preferred Securities may be subject to a "backup" withholding tax of 31% unless the holder is an "exempt recipient" or complies with certain identification requirements. Any withheld amounts will generally be allowed as a credit against the holder's United States Federal income tax, provided the required information is timely filed with the Internal Revenue Service.

FUTURE TAX LEGISLATION

     Prospective investors should be aware that future tax legislation could adversely affect the tax treatment of the Debentures and could result in the exchange of the Preferred Securities for Debentures or, in certain limited circumstances, the redemption of the Debentures by the Company and the distribution of the resulting cash in redemption of the Preferred Securities. See "Description of the Preferred Securities -- Special Event Exchange or Redemption."

                                SELLING HOLDERS

     The Preferred Securities were originally issued by the Issuer and sold by the Initial Purchasers in transactions exempt from the registration requirements of the Securities Act either (i) to persons reasonably believed by the Initial Purchasers to be "qualified institutional buyers" (as defined in Rule 144A under the Securities Act) or (ii) upon the terms and conditions set forth in Regulation S under the Securities Act. The Selling Holders may from time to time offer and sell pursuant to this Prospectus any or all of the Offered Securities. The term Selling Holder includes the holders listed below and the beneficial owners of the Preferred Securities and their transferees, pledgees, donees or other successors.

     The following table sets forth information with respect to the Selling Holders of the Offered Securities and the respective number of Preferred Securities beneficially owned by each Selling Holder, and the Common Shares issuable upon conversion of the Preferred Securities, that may be offered pursuant to this Prospectus.

                                                                  NUMBER OF COMMON SHARES ISSUABLE
       SELLING HOLDERS*         NUMBER OF PREFERRED SECURITIES            UPON CONVERSION
       ----------------         ------------------------------    --------------------------------


---------------
* To be filed by amendment.

                              PLAN OF DISTRIBUTION

     The Offered Securities may be sold from time to time to purchasers directly by the Selling Holders. Alternatively, the Selling Holders may from time to time offer the Offered Securities to or through underwriters, broker/dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Holders or the purchasers of such securities for whom they may act as agents. The Selling Holders and any underwriters, broker/dealers or agents that participate in the distribution of Offered Securities may be deemed to be "underwriters" within the meaning of the Securities Act and any profit on the sale of such securities and any discounts, commissions, concessions or other compensation received by any such underwriter, broker/dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act. The Offered Securities may be sold from time to time in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. The sale of the Offered Securities may be effected in transactions (which may involve crosses or block transactions) (i) on any national securities exchange or quotation service on which the Offered Securities may be listed or quoted at the time of sale, (ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchanges or in the over-the-counter market or (iv) through the writing of options. At the time the particular offering of the Offered Securities is made, a Prospectus Supplement, if required, will be distributed which will set forth the aggregate amount and type of Offered Securities being offered and the terms of the offering, including the name or names of any underwriters, broker/dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Holders and any discounts, commissions or concessions allowed or reallowed or paid to broker dealers.

     To comply with the securities laws of certain jurisdictions, if applicable, the Offered Securities will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain jurisdictions the Offered Securities may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or any exemption from registration or qualification is available and complied with.

     The Selling Holders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of any of the Offered Securities by the Selling Holders. The foregoing may affect the marketability of such securities.

     Pursuant to the Registration Rights Agreement, the Company and the Issuer shall each bear all reasonable fees and expenses customarily borne by issuers in a non-underwritten secondary offering by selling security holders or in an underwritten offering, as the case may be, incurred in connection with the performance of its obligations under the Registration Rights Agreement; provided, however, that the Selling Holders will pay all underwriting discounts and selling commissions, if any. The Selling Holders will be indemnified by the Company and the Issuer, jointly and severally against certain civil liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith. The Company and the Issuer will be indemnified by the Selling Holders severally against certain civil liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith.

                             VALIDITY OF SECURITIES

     Certain matters of Delaware law relating to the validity of the Preferred Securities will be passed upon on behalf of the Issuer by Richards, Layton & Finger, P.A., Wilmington, Delaware, special Delaware counsel to the Issuer, Wilmington Trust and the Company. The validity of the Debentures, the Guarantee, and certain matters relating thereto will be passed upon on behalf of the Company by Calfee, Halter & Griswold LLP, Cleveland, Ohio. William A. Papenbrock, Esq., a partner of Calfee, Halter & Griswold LLP, is the Secretary of the Company. Certain legal matters will be passed upon for the Initial Purchasers by Sidley & Austin, Chicago, Illinois.

                                    EXPERTS

     The consolidated financial statements and schedule of the Company incorporated by reference and included in the Company's Annual Report (Form 10-K), as amended, for the year ended March 31, 1998, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon incorporated by reference and included therein and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements of Dickens Data for the year ended December 31, 1997, have been audited by Arthur Andersen LLP, independent auditors, as set forth in their report thereon and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Exchange Act, and, in accordance therewith, files reports, proxy statements and other information with the Commission, all of which may be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can also be obtained from the Commission at prescribed rates through its Public Reference Section at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a Web site, located at http://www.sec.gov, that contains reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the Commission. Common Shares are traded on Nasdaq, and reports, proxy statements and other information concerning the Company may be inspected at the office of Nasdaq at 1735 K Street, N.W., Washington, D.C. 20006.

================================================================================

     No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and, if given or made, such information or representations must not be relied upon. Neither this Prospectus nor any Prospectus Supplement constitutes an offer to sell or a solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus or any Prospectus Supplement nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date hereof or that there has been no change in the affairs of the Company since the date hereof.

                            ------------------------

                               TABLE OF CONTENTS

                                               PAGE
                                               ----
Incorporation of Certain Documents By
  Reference..................................    4
Forward-Looking Statements...................    5
Risk Factors.................................   10
Use of Proceeds..............................   16
Accounting Treatment.........................   16
Description of the Preferred Securities......   16
Description of the Guarantee.................   35
Description of the Debentures................   37
Relationship Among the Preferred Securities,
  the Debentures and the Guarantee...........   46
Description of Capital Stock.................   47
Description of Certain Indebtedness..........   50
Certain United States Federal Income Tax
  Consequences...............................   51
Selling Holders..............................   56
Plan of Distribution.........................   56
Validity of Securities.......................   57
Experts......................................   57
Available Information........................   57

================================================================================

                         2,875,000 PREFERRED SECURITIES


                        PIONEER-STANDARD FINANCIAL TRUST


                 6 3/4% CONVERTIBLE TRUST PREFERRED SECURITIES
              (LIQUIDATION PREFERENCE $50 PER PREFERRED SECURITY)
              GUARANTEED TO THE EXTENT SET FORTH HEREIN BY, AND
                      CONVERTIBLE INTO COMMON SHARES OF,

                           [LOGO] PIONEER-STANDARD
                       PIONEER-STANDARD ELECTRONICS, INC.

                            ---------------------

                                  PROSPECTUS

                            ---------------------

                                 JUNE    , 1998


================================================================================

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following is an itemized statement of all expenses in connection with the issuance and distribution of the securities registered hereby. Except for the SEC registration fee, all amounts provided are estimated.

SEC registration fee........................................    $42,407.00
Printing and engraving expenses.............................             *
Legal fees and expenses.....................................             *
Accounting fees and expenses................................             *
Transfer agent and trustee fees.............................             *
Miscellaneous...............................................             *
                                                                ----------
          Total.............................................    $        *

---------------

* To be filed by amendment.

ITEM 15. INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Section 1701.13 of the Ohio Revised Code sets forth the conditions and limitations governing the indemnification of officers, directors and other persons. Section 1701.13 provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation in a similar capacity with another corporation or other entity, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection therewith if he acted in good faith and in a manner that he reasonably believed to be in the best interests of the corporation and, with respect to a criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful. With respect to a suit by or in the right of the corporation, indemnity may be provided to the foregoing persons under Section 1701.13 on a basis similar to that set forth above, except that no indemnity may be provided in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless and to the extent that the Court of Common Pleas or the court in which such action, suit or proceeding was brought determines that despite the adjudication of liability but in view of all the circumstances of the case such person is entitled to indemnity for such expenses as the court deems proper. Moreover,
Section 1701.13 provides for mandatory indemnification of a director, officer, employee or agent of the corporation to the extent that such person has been successful in defense of any such action, suit or proceeding and provides that a corporation shall pay the expenses of an officer or director in defending an action, suit or proceeding upon receipt of an undertaking to repay such amounts if it is ultimately determined that such person is not entitled to be indemnified. Section 1701.13 establishes provisions for determining whether a given person is entitled to indemnification, and also provides that the indemnification provided by or granted under Section 1701.13 is not exclusive of any rights to indemnity or advancement of expenses to which such person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise.

     Under certain circumstances provided in Article V of the Company's Code of Regulations, as amended, and subject to Section 1701.13 of the Ohio Revised Code (which sets forth the conditions and limitations governing the indemnification of officers, directors and other persons), the Company will indemnify any director or officer or any former director or officer of the Company against expenses, including attorney's fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him by reason of the fact that he is or was such director or officer in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative. A copy of Article V of the Company's Code of Regulations, as amended, is included herein in Exhibit 3.2.

     The Company has entered into indemnity agreements (the "Indemnity Agreements") with the current directors and executive officers of the Company and expects to enter into similar agreements with any director or executive officer elected or appointed in the future at the time of their election or appointment. Pursuant to the Indemnity Agreements, the Company will indemnify a director or executive officer of the Company (the "Indemnitee") if the Indemnitee is a party to or otherwise involved in any legal proceeding by reason of the fact that the Indemnitee is or was a director or executive officer of the Company, or is or was serving at the request of the Company in certain capacities with another entity, against all expenses, judgments, settlements, fines and penalties, actually and reasonably incurred by the Indemnitee in connection with the defense or settlement of such proceeding. Indemnity is only available if the Indemnitee acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Company. The same coverage is provided whether or not the suit or proceeding is a derivative action. Derivative actions may be defined as actions brought by one or more shareholders of a corporation to enforce a corporate right or to prevent or remedy a wrong to the corporation in cases where the corporation, because it is controlled by the wrongdoers or for other reasons, fails or refuses to take appropriate action for its own protection. The Indemnity Agreements mandate advancement of expenses to the Indemnitee if the Indemnitee provides the Company with a written promise to repay the advanced amounts in the event that it is determined that the conduct of the Indemnitee has not met the applicable standard of conduct. In addition, the Indemnity Agreements provide various procedures and presumptions in favor of the Indemnitee's right to receive indemnification under the Indemnity Agreement.

     Under the Trust Agreement, the Company agreed to indemnify and hold harmless, to the fullest extent permitted by applicable law, each Trustee, any affiliate of any Trustee, any officer, director, shareholder, employee, representative or agent of any Trustee, and any employee or agent of the Issuer or its affiliates (each an "Indemnified Person") from and against any loss, damage, liability, tax, penalty, expense or claim incurred by such Indemnified Person by reason of the creation, operation, dissolution or termination of the Issuer or in connection with the administration of the Issuer or any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Issuer and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by the Trust Agreement, except that no Indemnified Person is entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of negligence or willful misconduct with respect to such acts or omissions.

     Pursuant to the registration rights agreement among the Company, the Issuer and the Initial Purchasers, dated March 23, 1998 (the "Registration Rights Agreement"), the Company and the Trust have agreed to indemnify the holders of Registrable Securities against certain liabilities, including liabilities under the Securities Act. Also pursuant to the Registration Rights Agreement, under certain circumstances, the Company and the Trust have agreed to indemnify certain broker-dealers, including certain persons associated with such broker-dealers, against certain liabilities, including liabilities under the Securities Act.

ITEM 16. EXHIBITS

     (a) Exhibits

 EXHIBIT NO.                             DESCRIPTION
 -----------                             -----------
      4.1        Certificate of Trust of Pioneer-Standard Financial Trust.*
      4.2        Amended and Restated Trust Agreement among Pioneer-Standard
                 Electronics, Inc., as Depositor, Wilmington Trust Company,
                 as Property Trustee and Delaware Trustee, and the
                 Administrative Trustees named therein, dated as of March 23,
                 1998.*
      4.3        Junior Subordinated Indenture, dated March 23, 1998, between the Company and Wilmington Trust, as trustee.*
      4.4        First Supplemental Indenture, dated March 23, 1998, between the Company and Wilmington Trust, as trustee.*
      4.5        Form of 6 3/4% Preferred Securities (Included in Exhibit
                 4.2).*
      4.6        Form of 6 3/4% Junior Convertible Subordinated Debentures
                 (Included in Exhibit 4.4).*
      4.7        Guarantee Agreement, dated March 23, 1998, between the
                 Company and Wilmington Trust, as trustee.*

 EXHIBIT NO.                             DESCRIPTION
 -----------                             -----------
      5.1        Opinion of Calfee, Halter & Griswold LLP as to the legality of the Debentures, the Guarantee and the Common Shares
                 issuable upon conversion of the Preferred Securities being registered hereby.
      5.2        Opinion of Richards, Layton & Finger, P.A., special Delaware counsel to Pioneer-Standard Electronics, Inc. and
                 Pioneer-Standard Financial Trust as to the legality of the
                 Preferred Securities being registered hereby.
      8.1        Opinion of Calfee, Halter & Griswold LLP, counsel to
                 Pioneer-Standard Financial Trust, as to certain tax matters.
     23.1        Consent of Calfee, Halter & Griswold LLP (Included in
                 Exhibit 8.1).
     23.2        Consent of Calfee, Halter & Griswold LLP (Included in
                 Exhibit 5.1).
     23.3        Consent of Ernst & Young LLP.
     23.4        Consent of Arthur Andersen LLP.
     23.5        Consent of Richards, Layton & Finger, P.A. (Included in
                 Exhibit 5.2).
     24.1        Power of Attorney (see page II-5).
     25.1        Form T-1 Statement of Eligibility under the Trust Indenture
                 Act for the Convertible Subordinated Debentures of
                 Pioneer-Standard Electronics, Inc., dated June 11, 1998.
     25.2        Form T-1 Statement of Eligibility under the Trust Indenture
                 Act for the Convertible Trust Preferred Securities of
                 Pioneer-Standard Financial Trust, dated June 11, 1998.
     25.3        Form T-1 Statement of Eligibility under the Trust Indenture
                 Act for the Preferred Securities Guarantee of
                 Pioneer-Standard Electronics, Inc., dated June 11, 1998.
     99.1        Registration Rights Agreement, dated March 23, 1998, among the Company, Wilmington Trust, Lazard Freres & Co. LLC,
                 Cleary Gull Reiland & McDevitt Inc., and McDonald & Company
                 Securities, Inc. as initial purchasers.*

---------------

* These documents were previously filed with the Company's Annual Report on Form 10-K for the year ended March 31, 1998.

ITEM 17. UNDERTAKINGS

     1. The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing a registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement referring to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     2. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended (the "Securities Act") and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     3. The undersigned registrants hereby undertake:

          (i) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (ii) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be initial bona fide offering thereof; and

          (iii) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unexchanged at the termination of the offering.

     4. The undersigned registrants hereby undertake that:

          (i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) of 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Pioneer-Standard Electronics, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, June 18, 1998.

                                         PIONEER-STANDARD ELECTRONICS, INC.

                                         By: /s/ JOHN V. GOODGER
                                           -------------------------------------
                                           John V. Goodger
                                           Its Vice President, Treasurer and
                                               Assistant Secretary
                                               ---------------------------------

                               POWER OF ATTORNEY

     Each person whose signature appears below appoints William A. Papenbrock and Edward W. Moore, and each and either of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                  SIGNATURE                                     TITLE                          DATE
                  ---------                                     -----                          ----

/s/ JAMES L. BAYMAN                            Chairman, Chief Executive Officer and
---------------------------------------------  Director (Principal Executive Officer)
James L. Bayman                                                                              June 18, 1998

/s/ ARTHUR RHEIN                               President, Chief Operating Officer and
---------------------------------------------  Director
Arthur Rhein                                                                                 June 18, 1998

/s/ JOHN V. GOODGER                            Vice President, Treasurer and Assistant
---------------------------------------------  Secretary (Principal Financial and
John V. Goodger                                Accounting Officer)                            June 18,1998

/s/ CHARLES F. CHRIST                          Director
---------------------------------------------
Charles F. Christ                                                                            June 18, 1998

/s/ FREDERICK A. DOWNEY                        Director
---------------------------------------------
Frederick A. Downey                                                                          June 18, 1998

/s/ VICTOR GELB                                Director
---------------------------------------------
Victor Gelb                                                                                  June 18, 1998

/s/ GORDON E. HEFFERN                          Director
---------------------------------------------
Gordon E. Heffern                                                                            June 18, 1998

/s/ EDWIN Z. SINGER                            Director
---------------------------------------------
Edwin Z. Singer                                                                              June 18, 1998

/s/ THOMAS C. SULLIVAN                         Director
---------------------------------------------
Thomas C. Sullivan                                                                           June 18, 1998

/s/ KARL E. WARE                               Director
---------------------------------------------
Karl E. Ware                                                                                 June 18, 1998

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, Pioneer-Standard Financial Trust has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on June 18, 1998.

                                          By: Pioneer-Standard Electronics,
                                              Inc.,
                                              as Depositor

                                          By: /s/ JOHN V. GOODGER
                                             -----------------------------------
                                             John V. Goodger
                                             Vice President, Treasurer
                                             and Assistant Secretary

 EXHIBIT NO.                             DESCRIPTION
 -----------                             -----------
      4.1        Certificate of Trust of Pioneer-Standard Financial Trust.*
      4.2        Amended and Restated Trust Agreement among Pioneer-Standard
                 Electronics, Inc., as Depositor, Wilmington Trust Company,
                 as Property Trustee and Delaware Trustee, and the
                 Administrative Trustees named therein, dated as of March 23,
                 1998.*
      4.3        Junior Subordinated Indenture, dated March 23, 1998, between the Company and Wilmington Trust, as trustee.*
      4.4        First Supplemental Indenture, dated March 23, 1998, between the Company and Wilmington Trust, as trustee.*
      4.5        Form of 6 3/4% Preferred Securities (Included in Exhibit
                 4.2).*
      4.6        Form of 6 3/4% Junior Convertible Subordinated Debentures
                 (Included in Exhibit 4.4).*
      4.7        Guarantee Agreement, dated March 23, 1998, between the
                 Company and Wilmington Trust, as trustee.*
      5.1        Opinion of Calfee, Halter & Griswold LLP as to the legality of the Debentures, the Guarantee and the Common Shares
                 issuable upon conversion of the Preferred Securities being registered hereby.
      5.2        Opinion of Richards, Layton & Finger, P.A., special Delaware counsel to Pioneer-Standard Electronics, Inc. and
                 Pioneer-Standard Financial Trust as to the legality of the
                 Preferred Securities being registered hereby.
      8.1        Opinion of Calfee, Halter & Griswold LLP, counsel to
                 Pioneer-Standard Financial Trust, as to certain tax matters.
     23.1        Consent of Calfee, Halter & Griswold LLP (Included in
                 Exhibit 8.1).
     23.2        Consent of Calfee, Halter & Griswold LLP (Included in
                 Exhibit 5.1).
     23.3        Consent of Ernst & Young LLP.
     23.4        Consent of Arthur Andersen LLP.
     23.5        Consent of Richards, Layton & Finger, P.A. (Included in
                 Exhibit 5.2).
     24.1        Power of Attorney (see page II-5).
     25.1        Form T-1 Statement of Eligibility under the Trust Indenture
                 Act for the Convertible Subordinated Debentures of
                 Pioneer-Standard Electronics, Inc., dated June 11, 1998.
     25.2        Form T-1 Statement of Eligibility under the Trust Indenture
                 Act for the Convertible Trust Preferred Securities of
                 Pioneer-Standard Financial Trust, dated June 11, 1998.
     25.3        Form T-1 Statement of Eligibility under the Trust Indenture
                 Act for the Preferred Securities Guarantee of
                 Pioneer-Standard Electronics, Inc., dated June 11, 1998.
     99.1        Registration Rights Agreement, dated March 23, 1998, among the Company, Wilmington Trust, Lazard Freres & Co. LLC,
                 Cleary Gull Reiland & McDevitt Inc., and McDonald & Company
                 Securities, Inc. as initial purchasers.*

---------------
* These documents were previously filed with the Company's Annual Report on Form 10-K for the year ended March 31, 1998.